                                 AMENDMENT NO. 3
                                     TO THE
                        FIRST SECURITY INCENTIVE SAVINGS
                            PLAN AND TRUST AGREEMENT
               (As Amended and Restated Effective January 1, 1999)


     AMENDMENT NO. 3 to the First Security Incentive Savings Plan and Trust Agreement, as amended and restated effective January 1, 1999 ("PLAN"), between FIRST SECURITY CORPORATION, a corporation organized under the laws of the State of DELAWARE ("CORPORATION"), and FIRST SECURITY BANK, N.A., as Trustee.

     I. Subsection 10.1(j) is clarified by the addition of the following sentences at the end thereof:

          "This subsection applies to distributions that must commence by April 1, 1999, but does not apply to Participants who attain age 70 1/2 in 1999. Distributions to Participants who attain age 70 1/2 in 1999 shall be made pursuant to subsection (k) below."

     II.  This amendment is effective as of the 1st day of January 1999.

          IN WITNESS WHEREOF, the Corporation has executed this Amendment in SALT LAKE CITY, UTAH, this 20th day of June, 2000.


                                       FIRST SECURITY CORPORATION


                                       By:
                                          -----------------------------
                                       Title:
                                             --------------------------
                                                  "CORPORATION"


          IN WITNESS WHEREOF, the Trustee hereby consents to Amendment No. 3 to this Plan and Trust.


                                       FIRST SECURITY BANK, N.A.


                                       By:
                                          -----------------------------
                                       Title:
                                             --------------------------
                                                   "TRUSTEE"

                                 AMENDMENT NO. 2
                                     TO THE
                        FIRST SECURITY INCENTIVE SAVINGS
                            PLAN AND TRUST AGREEMENT
               (As Amended and Restated Effective January 1, 1999)


     AMENDMENT NO. 2 to the First Security Incentive Savings Plan and Trust Agreement, as amended and restated effective January 1, 1999 ("PLAN"), between FIRST SECURITY CORPORATION, a corporation organized under the laws of the State of DELAWARE ("CORPORATION"), and FIRST SECURITY BANK, N.A., as Trustee.

     I. Paragraph 8.2 to the Plan is hereby deleted in its entirety and replaced with the following:

     8.2  MATCHING AND PROFIT SHARING ACCOUNTS

          EFFECTIVE AS OF JANUARY 1, 2000 ALL PARTICIPANTS' MATCHING AND PROFIT SHARING ACCOUNTS ARE FULLY VESTED AND NONFORFEITABLE AT ALL TIMES.

     II.  This amendment is effective as of the 1st day of January 2000.

     IN WITNESS WHEREOF, the Corporation has executed this Amendment in SALT LAKE CITY, UTAH, this 25th day of January 2000.

                                       FIRST SECURITY CORPORATION

                                       By:
                                          -----------------------------
                                       Title:
                                             --------------------------
                                                   "CORPORATION"


     IN WITNESS WHEREOF, the Trustee hereby consents to Amendment No. 2 to this Plan and Trust.

                                       FIRST SECURITY BANK, N.A.

                                       By:
                                          -----------------------------
                                       Title:
                                             --------------------------
                                                     "TRUSTEE"

                    SUMMARY OF MATERIAL MODIFICATIONS TO THE
                        FIRST SECURITY INCENTIVE SAVINGS
                            PLAN AND TRUST AGREEMENT
               (As Amended and Restated Effective January 1, 1999)


1. EMPLOYER. The legal name, address, telephone number and Federal Employer Identification number of the Employer are:

               First Security Corporation
               405 South Main Street, 10th Floor
               Salt Lake City, Utah 84111
               (801) 246-1868
               EIN: 87-6118148

2. IDENTIFICATION OF PLAN. The Plan is known as the First Security Incentive Savings Plan, as amended and restated effective as of January 1, 1999. The Employer has assigned 002 as the Plan Identification number.

3. MATERIAL MODIFICATION. The Plan was amended effective January 1, 2000 to state that all Participants' Matching and Profit Sharing Accounts are fully vested and nonforfeitable at all times.

4. ADDITIONAL INFORMATION. If you desire additional information regarding this change, please contact the undersigned at the Employer's address or telephone number.

     DATED this 25th day of January 2000.


                                       FIRST SECURITY CORPORATION

                                       By:
                                          -----------------------------
                                       Its:
                                           ----------------------------

                                 AMENDMENT NO. 1
                                     TO THE
                        FIRST SECURITY INCENTIVE SAVINGS
                            PLAN AND TRUST AGREEMENT
               (As Amended and Restated Effective January 1, 1999)


     AMENDMENT NO. 1 to the First Security Incentive Savings Plan and Trust Agreement, as amended and restated effective January 1, 1999, between FIRST SECURITY CORPORATION, a corporation organized under the laws of the State of DELAWARE ("CORPORATION"), and FIRST SECURITY BANK, N.A., as Trustee.

     I. Section 2.14 is hereby amended to add the following subsection at the end thereof, so as to provide in part that the definition of Eligible Employee means any Employee who:

          (f) is not an employee of Zions Bancorporation or any of its subsidiaries immediately prior to the effective date of the merger between First Security Corporation and Zions Bancorporation.

     II.  This amendment is effective as of the 21st day of December 1999.

     IN WITNESS WHEREOF, the Corporation has executed this Amendment in SALT LAKE CITY, UTAH, this ____ day of December 1999.


                                       FIRST SECURITY CORPORATION

                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------
                                                     "CORPORATION"


     IN WITNESS WHEREOF, the Trustee hereby consents to Amendment No. 1 to this Plan and Trust.


                                       FIRST SECURITY BANK, N.A.

                                       By:
                                          ---------------------------------
                                       Title:
                                             ------------------------------
                                                        "TRUSTEE"

                      FIRST SECURITY INCENTIVE SAVINGS PLAN
                               AND TRUST AGREEMENT


                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999

                                TABLE OF CONTENTS

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ARTICLE I     ESTABLISHMENT AND PURPOSE.............................................................  1

ARTICLE II    DEFINITIONS...........................................................................  2
      2.1     Accounting Date.......................................................................  2
      2.2     Accounts..............................................................................  2
      2.3     After Tax Contribution................................................................  2
      2.4     Approved Absence......................................................................  2
      2.5     Beneficiary or Beneficiaries..........................................................  2
      2.6     Board of Directors or Board...........................................................  2
      2.7     Code..................................................................................  2
      2.8     Committee.............................................................................  2
      2.9     Compensation..........................................................................  3
      2.10    Controlled Group......................................................................  4
      2.11    Corporation...........................................................................  4
      2.12    Disability............................................................................  4
      2.13    Effective Date........................................................................  4
      2.14    Eligible Employee.....................................................................  4
      2.15    Eligible Spouse.......................................................................  5
      2.16    Employee..............................................................................  5
      2.17    Employee Stock Ownership Plan or ESOP.................................................  5
      2.18    Employer Stock........................................................................  5
      2.19    Employment Date.......................................................................  5
      2.20    ERISA.................................................................................  5
      2.21    First Security Stock Fund.............................................................  5
      2.22    Highly Compensated Employee...........................................................  6
      2.23    Hour of Service.......................................................................  6
      2.24    Investment Fund.......................................................................  9
      2.25    Investment Manager....................................................................  9
      2.26    Leased Employee.......................................................................  9
      2.27    Matching Contribution.................................................................  9
      2.28    Non-Highly Compensated Employee.......................................................  9
      2.29    Normal Retirement Age.................................................................  9
      2.30    One Year Break in Service.............................................................  9
      2.31    Participant...........................................................................  9
      2.32    Participating Employer................................................................ 10
      2.33    Period of Service..................................................................... 10
      2.34    Period of Severance................................................................... 10
      2.35    Plan.................................................................................. 10
      2.36    Plan Administrator.................................................................... 10
      2.37    Plan Entry Date....................................................................... 10
      2.38    Plan Year............................................................................. 11
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      2.39    Preacquisition Service................................................................ 11
      2.40    Predecessor Plan...................................................................... 11
      2.41    Prior Plan............................................................................ 11
      2.42    Profit Sharing Contribution........................................................... 11
      2.43    Qualified Domestic Relations Order.................................................... 11
      2.44    Reemployment Date..................................................................... 11
      2.45    Related Company....................................................................... 11
      2.46    Rollover Contribution................................................................. 12
      2.47    Salary Deferral Contribution.......................................................... 12
      2.48    Severance Date........................................................................ 12
      2.49    Supplemental Contribution............................................................. 14
      2.50    Trust Agreement....................................................................... 14
      2.51    Trustee............................................................................... 14
      2.52    Trust Fund............................................................................ 14
      2.53    Valuation Date........................................................................ 14
      2.54    Vested Percentage..................................................................... 14
      2.55    Year of Participation Service......................................................... 14
      2.56    Year of Vesting Service............................................................... 15

ARTICLE III   ELIGIBILITY AND PARTICIPATION......................................................... 16
      3.1     Eligibility........................................................................... 16
      3.2     Participation......................................................................... 16
      3.3     Participation upon Reemployment....................................................... 18

ARTICLE IV    CONTRIBUTIONS TO THE PLAN............................................................. 19
      4.1     Salary Deferral Contributions......................................................... 19
      4.2     After Tax Contributions............................................................... 19
      4.3     Matching Contribution................................................................. 19
      4.4     Supplemental Contributions............................................................ 20
      4.5     Profit Sharing Contributions.......................................................... 20
      4.6     Rollover Contributions................................................................ 21
      4.7     Date of Contributions................................................................. 21
      4.8     Qualified Military Service............................................................ 21

ARTICLE V     LIMITATIONS ON CONTRIBUTIONS.......................................................... 23
      5.1     Definitions for Nondiscrimination Tests............................................... 23
      5.2     Nondiscrimination Tests............................................................... 24
      5.3     Correction of Excess Contributions.................................................... 26
      5.4     Limit on Deferrals.................................................................... 28
      5.5     Limit on Annual Additions............................................................. 29



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ARTICLE VI    ACCOUNT ADMINISTRATION................................................................ 32
      6.1     Plan Accounts and Allocation of Contributions......................................... 32
      6.2     Allocation of Investment Earnings and Losses.......................................... 33

ARTICLE VII   INVESTMENT OF FUNDS................................................................... 35
      7.1     Investment Funds...................................................................... 35
      7.2     Investment Elections.................................................................. 35
      7.3     Changes in Investment Elections....................................................... 36
      7.4     Transfers Between Investment Funds.................................................... 36
      7.5     Committee May Amend Rules............................................................. 36

ARTICLE VIII  VESTING AND FORFEITURES............................................................... 37
      8.1     Fully Vested Accounts................................................................. 37
      8.2     Matching and Profit Sharing Accounts.................................................. 37
      8.3     Forfeitures........................................................................... 38

ARTICLE IX    WITHDRAWALS AND LOANS DURING EMPLOYMENT............................................... 40
      9.1     Application........................................................................... 40
      9.2     Withdrawal from After Tax Accounts.................................................... 40
      9.3     Hardship Withdrawals from Salary Deferral Accounts.................................... 40
      9.4     Withdrawals After Attaining Age 65.................................................... 41
      9.5     Plan Loans............................................................................ 42
      9.6     Valuing Withdrawals and Loans......................................................... 44

ARTICLE X     PAYMENT OF BENEFITS................................................................... 45
      10.1    Distribution.......................................................................... 45
      10.2    Beneficiary Designation............................................................... 47
      10.3    Benefits to Minors and Legal Incompetents............................................. 48
      10.4    Unclaimed Benefits.................................................................... 49
      10.5    General Conditions.................................................................... 49
      10.6    Qualified Domestic Relations Order.................................................... 49

ARTICLE XI    ADMINISTRATION OF PLAN................................................................ 52
      11.1    Fiduciaries........................................................................... 52
      11.2    The Corporation....................................................................... 52
      11.3    The Plan Administrator................................................................ 52
      11.4    The Committee......................................................................... 52
      11.5    Delegation of Administrative Powers................................................... 54
      11.6    Trustee............................................................................... 54
      11.7    Claims Procedures..................................................................... 55
      11.8    Indemnification....................................................................... 56



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ARTICLE XII   AMENDMENT, TERMINATION, AND MERGER.................................................... 58
      12.1    Amendment............................................................................. 58
      12.2    Change in Vesting Schedule............................................................ 58
      12.3    Plan Termination...................................................................... 59
      12.4    Merger................................................................................ 59

ARTICLE XIII  MISCELLANEOUS PROVISIONS.............................................................. 60
      13.1    No Guarantee of Employment............................................................ 60
      13.2    No Guarantee of Value of Trust Fund Assets............................................ 60
      13.3    Rights to Trust Fund Assets........................................................... 60
      13.4    Correction of Errors.................................................................. 61
      13.5    Severability.......................................................................... 61
      13.6    Applicable Law........................................................................ 61
      13.7    Plan Expenses......................................................................... 61
      13.8    Exclusive Benefit; Return of Contributions............................................ 61
      13.9    Headings and Subheadings.............................................................. 62
      13.10   Notification of Address............................................................... 62
      13.11   Gender................................................................................ 62

ARTICLE XIV   TOP-HEAVY PLAN RESTRICTIONS........................................................... 63
      14.1    General............................................................................... 63
      14.2    Definitions........................................................................... 63
      14.3    Top-Heavy Definition.................................................................. 64
      14.4    Vesting Percentage.................................................................... 66
      14.5    Minimum Benefits or Contributions and Section 415 Limitations......................... 67

ARTICLE XV    TRUSTEE, POWERS AND DUTIES............................................................ 69
      15.1    Acceptance............................................................................ 69
      15.2    Receipt of Contributions.............................................................. 69
      15.3    Investment Powers..................................................................... 69
      15.4    Records and Statements................................................................ 72
      15.5    Fees and Expenses from Fund........................................................... 72
      15.6    Parties to Litigation................................................................. 72
      15.7    Professional Agents................................................................... 74
      15.8    Distribution of Cash or Property...................................................... 74
      15.9    Distribution Directions............................................................... 74
      15.10   Third Party/Multiple Trustees......................................................... 74
      15.11   Resignation........................................................................... 74
      15.12   Removal............................................................................... 75
      15.13   Interim Duties and Successor Trustee.................................................. 75
      15.14   Valuation of Trust.................................................................... 75



                                TABLE OF CONTENTS
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      15.15   Limitation on Liability - If Investment Manager, Ancillary Trustee or
              Independent Fiduciary Appointed....................................................... 75
      15.16   Investment in Group Trust Fund........................................................ 76
      15.17   Appointment of Ancillary Trustee or Independent Fiduciary............................. 76
      15.18   First Security Stock Fund Rules....................................................... 78
      15.19   Employer Securities - Authority to Hold and Acquire Certain Employer
              Related Investments................................................................... 79

APPENDIX A    EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS.............................................. 82
      A1.1    Definitions........................................................................... 82
      A1.2    Designation of ESOP Portion and Establishment of ESOP Accounts........................ 82
      A1.3    Allocation of Participating Employer Contributions Between ESOP
              and Non-ESOP Accounts................................................................. 83
      A1.4    Transfers Between ESOP and Non-ESOP Accounts.......................................... 83
      A1.5    Distribution Rules for ESOP Accounts.................................................. 83
      A1.6    Pass-Through of Dividends Paid on Participating Employer Stock Held
              in ESOP Accounts...................................................................... 84
      A1.7    Effective Diversification of Investments.............................................. 84
      A1.8    Pass-Through of Voting Rights with Respect to Employer Stock.......................... 85
      A1.9    Section 401(m) Nondiscrimination Testing.............................................. 85

APPENDIX B    PREACQUISITION SERVICE................................................................ 87

APPENDIX C    ANNUITY DISTRIBUTIONS................................................................. 88
      C1.1    Annuity Distributions to Participants and Surviving Spouses........................... 88
      C1.2    Waiver Election - Qualified Joint and Survivor Annuity................................ 91
      C1.3    Waiver Election - Preretirement Survivor Annuity...................................... 92
      C1.4    Merger / Direct Transfer.............................................................. 93



                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

First Security Corporation (the "Corporation"), a corporation organized under the laws of the State of Delaware, established the First Security Deferred Payment Profit Sharing Plan (the "Profit Sharing Plan") effective as of January 1, 1960, and entered into a certain Trust Agreement, dated October 17, 1960 for the purpose of providing retirement benefits to eligible employees of the Corporation and other adopting Participating Employers.

The Profit Sharing Plan was amended and restated in its entirety and was renamed as the First Security Incentive Savings Plan and Trust Agreement (the "Plan"), generally effective January 1, 1989. Effective January 1, 1996, provisions for an Employee Stock Ownership Plan ("ESOP") within the meaning of Section 4975(e)(7) of the Code were made a part of the Plan.

Effective January 1, 1999 (or as of such other date as is provided herein for certain provisions), again, the Corporation has amended and restated the Plan in its entirety. The Plan, as amended and restated, is intended to continue to qualify under Section 401(a) of the Internal Revenue Code (the "Code") as a profit sharing plan with a qualified cash or deferred arrangement that satisfies Code Section 401(k) and is funded by a trust intended to be exempt from tax under Code Section 501(a).

Except as otherwise stated, the provisions of the Plan as amended and restated shall not apply to the benefits payable to or on account of an employee who retired or whose employment with the Corporation or any adopting Participating Employer terminated prior to January 1, 1999. The rights and benefits of such an employee shall be determined under the Plan as in effect when the employee retired or terminated employment.

Notwithstanding any provision of the Plan to the contrary, nothing in this restatement shall be construed to reduce a Participant's accrued benefit in violation of Code Section 411(d)(6) except as permitted by law.

                                   ARTICLE II

                                   DEFINITIONS

The terms and phrases in this Article shall have the following meanings when used in this Plan in capitalized form unless a different meaning is clearly required by the context. Masculine pronouns include the feminine, plural nouns include the singular, and singular nouns include the plural except where the context indicates otherwise.

2.1  ACCOUNTING DATE is the last day of the Plan Year.

2.2 ACCOUNTS means the accounts held by the Trustee for a Participant as described in Section 6.1(a).


2.3 AFTER TAX CONTRIBUTION means a Participant contribution made to the Plan. Except with respect to repayment of a defaulted loan to the After Tax Loan Account, effective January 1, 1985, After Tax Contributions shall not be permitted under the Plan.

2.4 APPROVED ABSENCE means an absence from work, including an absence due to temporary disability or pursuant to the Family Medical Leave Act of 1993, granted and approved pursuant to the policy of the Corporation or Related Company on the basis of uniform and nondiscriminatory rules.

2.5 BENEFICIARY OR BENEFICIARIES means the person or persons, including a trustee or a personal representative, last designated in writing by a Participant to receive the benefits specified hereunder in the event of the Participant's death in accordance with Section 10.2 of the Plan.

2.6 BOARD OF DIRECTORS OR BOARD means the Board of Directors of the Corporation, the Executive Committee of the Board of Directors of the Corporation or a delegatee of the Executive Committee.

2.7  CODE means the Internal Revenue Code of 1986, as amended.

2.8  COMMITTEE means the Committee appointed by the Board pursuant to Section
     11.4 to exercise the duties and responsibilities delegated to the Committee under Article XI.

2.9  COMPENSATION means, except as otherwise provided in the Plan:

     (a) Subject to subsections (b) and (c), an Employee's regular earnings reportable as taxable income on a form W-2 by a Participating Employer (including base pay, overtime, commissions, and performance related bonuses) which are received and paid for each payroll cycle and any amounts not includable as taxable income on the Employee's form W-2 by reason of a salary reduction arrangement with an employer under Code
          Section 125, 401(k), 402(e)(3), or 402(h) which if paid would have been Compensation.

     (b) "Compensation" shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits, severance benefits, cash paid in lieu of vacation time not taken, bonuses not related to job performance (including, without limitation, relocation bonuses, Christmas bonuses, referral bonuses and signing bonuses), and other non-performance related and non-cash income (including, without limitation, plan distributions and stock appreciation rights), nor shall "Compensation" include:

          (1) Any distributions from a plan of deferred compensation whether or not includable in the gross income of the Employee when distributed;

          (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (3) Amounts realized from the sale, exchange or other disposition of stock held by an Employee which were acquired under a qualified stock option;

          (4) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee); and

     Prior to January 1, 1994, annual Compensation taken into account under the Plan shall not exceed two hundred thousand dollars ($200,000), as adjusted by the Commissioner of Internal Revenue. On and after January 1, 1994, Compensation shall be limited to one hundred fifty thousand dollars ($150,000) for each Plan Year. This dollar limit on Compensation shall be increased in ten thousand dollar ($10,000) increments by the Commissioner of Internal Revenue pursuant to Code Section 401(a)(17) to reflect increases in the cost of living. These adjustments to the compensation limit do not apply retroactively to prior Plan Years.

2.10 CONTROLLED GROUP means any two or more corporations, trades, or businesses which constitute a controlled group or an affiliated service group of which the Corporation is a member, or are under common control with the Corporation, within the meaning of Code Section 414(b), (c), (m), or (o), but only for the period during which such relationship exists. For purposes of applying the limits of Section 5.5, members of a Controlled Group shall be determined under Code Section 415(h).

2.11 CORPORATION means First Security Corporation, a Delaware corporation, or any successor corporation resulting from a merger, consolidation, or transfer of substantially all the corporation's assets (provided, in the case of an asset transfer, such successor shall expressly agree in writing to continue this Plan).

2.12 DISABILITY means the Participant, because of a physical or mental disability, will be unable to engage in any substantial gainful activity for an indefinite period which the Committee or its delegate considers will be of long continued duration. The Plan considers a Participant disabled on the date the Committee or its delegate determines the Participant satisfies the definition of Disability. The Committee or its delegate may require a Participant to submit to a physical examination in order to confirm Disability. The Committee or its delegate will apply the provisions of this
     Section 2.12 in a nondiscriminatory, consistent and uniform manner.

2.13 EFFECTIVE DATE means, January 1, 1999, except to the extent a different effective date is required pursuant to a statute including, without limitation, Uruguay Round Agreements Act, Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, or Treasury Regulations, or is stated in the Plan document. "ESOP Effective Date" shall have the meaning set forth in Appendix A.

2.14 ELIGIBLE EMPLOYEE means any Employee who:

     (a) receives Compensation from the Corporation or a Participating Employer, but excluding any member of a Participating Employer's Board of Directors whose sole Compensation from the Corporation consists of director's fees and reimbursement for expenses properly and actually incurred in his or her role as a member of the Board of Directors of a Participating Employer;

     (b) is not (other than pursuant to an Approved Absence) laid off, on leave of absence or on active duty in the armed forces of any nation or international body (other than as a member of the Armed Forces of the United States of America);

     (c) is not a Leased Employee or classified by the Corporation or Related Company as an independent contractor regardless of the classification imposed on such individual by the Internal Revenue Service or other governmental agency or by a court of competent jurisdiction;

     (d) does not belong to a collective bargaining unit which has entered into a collective bargaining agreement with a Related Company, where retirement benefits have been the subject of good faith bargaining, unless the agreement provides that such benefits are to be provided by the Plan; and

     (e) is not a nonresident alien who is not receiving any U.S. source income.

2.15 ELIGIBLE SPOUSE means the person to whom a Participant is married on the date of his death. "Eligible Spouse" also includes a former spouse to the extent required by a Qualified Domestic Relations Order.

2.16 EMPLOYEE means an individual who is employed by a Participating Employer and whose Compensation is subject to the withholding of income tax. A Leased Employee shall be treated as an Employee of the recipient Participating Employer to the extent required by Section 414(n) of the Code in order for the Plan to qualify under Section 401(a) of the Code. However, contributions or benefits provided by the leasing organization which are attributable to service performed for the recipient Participating Employer shall be treated as provided by such Participating Employer. Notwithstanding the foregoing, a Leased Employee shall not be treated as an Employee if (a) the Leased Employee is covered by a money purchase pension plan sponsored by the leasing organization which provides: (i) nonintegrated employer contribution rate of at least 10 percent of compensation (ii) immediate participation and (iii) full and immediate vesting, and (b) Leased Employees do not constitute more than 20 percent of the Corporation's non-highly compensated work force.

2.17 EMPLOYEE STOCK OWNERSHIP PLAN OR ESOP is the portion of the Plan designated as an "employee stock ownership plan" ("ESOP") with the meaning of Section 4975(e)(7) of the Code by Appendix A attached hereto and by reference made a part of the Plan as if the provisions of said Appendix A were set forth fully herein.

2.18 EMPLOYER STOCK means the common stock of the Corporation or other Employer Securities as defined in Section 15.19 of the Plan.

2.19 EMPLOYMENT DATE means the date on which an Employee first completes an Hour of Service for the Corporation or a Related Company.

2.20 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.21 FIRST SECURITY STOCK FUND means the Investment Fund consisting primarily of investments in Employer Stock as provided in Sections 15.18 and 15.19 of the Plan.

2.22 HIGHLY COMPENSATED EMPLOYEE means any Employee who performs services during the current year and is included in one of the following groups: (1) is a 5% owner, as defined in Section 416(i)(1)(B)(i) of the Code, at any time during the Plan Year or twelve-month period preceding the Plan Year, or (2) is an employee who earned Compensation in excess of $80,000 (indexed in accordance with Code Section 415(d)) for the twelve-month period preceding the Plan Year.

     Unless otherwise determined by the Participating Employer, there shall be no election to identify Highly Compensated Employees to include only Employees who earn Compensation (as defined in Code Section 415(c)(3)(D)) in excess of $80,000 and who are in the top 20% of Employees by Compensation.

     The definition of "Compensation" for purpose of this Section 2.22 is total wages paid for services as defined in Code Section 415(c)(3)(D), including overtime, tips, commissions, bonuses, and deferral contributions pursuant to Section 4.1 of this Plan or to a cafeteria plan described in Code
     Section 125.

2.23 HOUR OF SERVICE means:

     (a) Each hour for which an Employee is directly or indirectly compensated or entitled to compensation by a Related Company;

     (b) Each hour, to a maximum of 1,000 hours, for which an Employee is paid or entitled to payment by a Related Company for a period of time during which no duties are performed (irrespective of whether a termination of employment has occurred) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

     (c) Each hour for which back-pay, irrespective of mitigation of damages, is either awarded or agreed to by a Related Company. (These Hours of Service shall be credited to the Employee for the Plan Year or computation period to which the award or agreement pertains; not the year in which the award, agreement, or payment is made.)

     (d) An Employee who is on an authorized unpaid leave of absence due to maternity or paternity or is absent because he is on active duty with the U.S. armed forces shall be credited with the number of Hours of Service which would have been credited to such Employee but for such absence. If, however, the Employee does not return to employment with a Related Corporation (other than because of death, Disability or attaining Normal Retirement Age) at the end of the authorized leave or within the time that reemployment rights for servicemen are guaranteed by federal law, such hours shall not be credited except as may be otherwise required under the provisions of this Section. Leaves of absence, if any, shall be authorized by each Related Company under uniform rules applied in a nondiscriminatory manner.

     (e) The number of Hours of Service to be credited under subsection (a) above shall be (1) in the case of an Employee paid on an hourly basis, the actual number of Hours of Service for which such Employee is paid or entitled to payment for the performance of duties, or (2) in the case of an Employee paid on a salaried basis, based on an equivalency of ninety-five (95) hours in each semi-monthly period during which an hour of service is performed.

     (f)  In the case of payments made or due an Employee pursuant to subsection
          (b) or subsection (c) with respect to the periods described in subsection (b) during which no duties were performed, if such payments are calculated on the basis of "units of time" (such as hours, days, weeks or months), the number of Hours of Service to be credited to the Employee shall be the number of regularly scheduled working hours included in such units of time, or if the Employee has no regularly scheduled working hours, the number of Hours of Service to be credited shall be based on an eight (8) hour day and/or forty (40) hour week. If such payments relating to periods during which no duties were performed are not based on "units of time", the Hours of Service to be credited to the Employee shall be calculated in accordance with the U.
          S. Department of Labor regulations which can be found at 29 CFR 2530.200b-2(b), (c) and (f) or any successor Internal Revenue Regulations which may be promulgated by the Internal Revenue Service pursuant to the ERISA Reorganization Plan of 1978.

     (g) In addition to the Hours of Service to be credited in accordance with the provisions above, an Employee shall be credited with Hours of Service at the rate of eight (8) hours per day, subject to a maximum of forty (40) hours per week, for the following periods during which the Employee is not directly or indirectly paid, or entitled to payment by a Related Company:

          (1) Any leave of absence for military service in the Armed Forces of the United States during which the Employee's reemployment rights are guaranteed by federal law, provided the Employee applies for reemployment with a Participating Employer after his separation from military service within the time required by such law.

          (2) All or any portion, as determined by the Committee on the basis of a uniform policy applied without discrimination, of any other leave of absence which is granted for a reason that the Committee, on the basis of a uniform policy applied without discrimination, specifies as a reason for which Hours of Service shall be credited.

          Notwithstanding the foregoing:

          (1) The same Hour of Service shall not be credited under more than one subsection or paragraph of this section;

          (2) No Hours of Service shall be credited to an Employee with respect to hours for which the Employee is paid or entitled to payment if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

          (3) No Hours of Service shall be credited for a payment to an Employee which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

2.24 INVESTMENT FUND means each pooled investment fund, interest-bearing deposit or fixed income contract designated by the Committee as an investment option, as well as the First Security Stock Fund, in which a Participant may elect to have his Accounts invested, as provided in Article VII.

2.25 INVESTMENT MANAGER means a fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (a) who (1) is registered as an investment adviser under the Investment Advisors Act of 1949; (2) is a bank, as defined in that Act, or (3) is an insurance company qualified to perform investment advisory service under the laws of more than one state; and (b) who has acknowledged in writing that he is a fiduciary under ERISA with respect to the management, acquisition and control of Plan assets.

2.26 LEASED EMPLOYEE means any person (other than a common law employee) who pursuant to an agreement between the Participating Employer and any other person (leasing organization) has performed services for the Participating Employer (or for the Participating Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of time of at least one year and such services are performed under the primary direction or control by the recipient Participating Employer.

2.27 MATCHING CONTRIBUTION means a Participating Employer contribution made pursuant to Section 4.3.

2.28 NON-HIGHLY COMPENSATED EMPLOYEE means any Employee who is not a Highly Compensated Employee.

2.29 NORMAL RETIREMENT AGE means age 65.

2.30 ONE YEAR BREAK IN SERVICE means a Period of Severance equal to 12 consecutive months.

2.31 PARTICIPANT means an Eligible Employee (a) who has satisfied the requirements of Section 3.1 or (b) who has an Account. Where the context is appropriate, "Participant" also includes a former Eligible Employee who has an Account.

2.32 PARTICIPATING EMPLOYER means FIRST SECURITY CORPORATION, FIRST SECURITY BANK, NA, and other subsidiaries of the "CORPORATION" that have been or are in the future permitted by First Security Corporation to join the Plan as an additional Participating Employer in accordance with this Plan. "Participating Employer" may also include certain Related Companies for the purposes described in Section 2.45. Notwithstanding any other provision in the Plan to the contrary, the first listed Participating Employer, First Security Corporation (sometimes herein referred to as the "Corporation") shall have the power, acting alone and without the consent of any other entity or person, to amend or terminate the Plan, to appoint the Trustee and members of the Committee or to exercise other powers reserved to the Corporation or the Participating Employer, and such act by the Corporation shall be binding on the other Participating Employers that have adopted the Plan and all other persons interested in the Plan. The Corporation shall act through a resolution of its Board of Directors or the Executive Committee of its Board of Directors, or, if applicable, may act through a delegatee of its Board or Executive Committee. A reference to "Participating Employer" shall be deemed to include the Corporation, provided that notwithstanding anything in the Plan to the contrary, any power reserved to the Participating Employer may be exercised by the Corporation, acting alone, without the necessity of further action or consent by the Trustee, other Participating Employers, the Committee, the Plan Administrator or any other person.

2.33 PERIOD OF SERVICE means the period of time which elapses between a Participant's Employment Date, or Reemployment Date, as applicable, and the next following Severance Date, expressed in completed years and months with twelve months (whether or not consecutive) aggregated to equal one year and thirty days (whether or not consecutive) aggregated to equal one month. A Participant's Period of Service includes a Period of Severance if the Participant's Reemployment Date is within one year of the last Hour of Service credited.

2.34 PERIOD OF SEVERANCE means the period of time beginning on the day after a Participant's Severance Date and ending on the day before his Reemployment Date.

2.35 PLAN means the First Security Incentive Savings Plan and Trust Agreement as set forth herein and as amended from time to time.

2.36 PLAN ADMINISTRATOR means the Corporation unless the Corporation designates another person to hold the position of Plan Administrator. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Plan.

2.37 PLAN ENTRY DATE means the first day of each month during the Plan Year, and any subsequent day after the initial Plan Entry Date on which the Employee is eligible to participate.

2.38 PLAN YEAR means the calendar year.

2.39 PREACQUISITION SERVICE means service with a corporation or other entity acquired by the Company or a Participating Employer rendered prior to such acquisition (by purchase, merger or otherwise). No Preacquisition Service shall be taken into account for eligibility purposes under Article III or for vesting purposes under Article VIII except:

     (a)  to the extent required by applicable federal law;

     (b)  as provided in Appendix B; or

     (c) if credit for such Preacquisition Service is expressly authorized by a written resolution of the Board.

     In any case in which applicable federal law may require the inclusion of such Preacquisition Service by virtue of the maintenance of a Predecessor Plan or otherwise, the Board shall act promptly to adopt such resolution. The adoption of a resolution specifying credit for Preacquisition Service, for eligibility purposes and/or vesting purposes, shall not apply for any other purpose other than the purpose(s) specifically set forth in such resolution.

2.40 PREDECESSOR PLAN means any plan whose assets have been merged, in whole or in part, into this Plan or was maintained by an employer whose employees became Employees of the Corporation or Participating Employer.

2.41 PRIOR PLAN means the Plan as in effect prior to the amendment and restatement set forth herein.

2.42 PROFIT SHARING CONTRIBUTION means a Participating Employer contribution made pursuant to Section 4.5.

2.43 QUALIFIED DOMESTIC RELATIONS ORDER means a domestic relations order which the Plan Administrator has determined satisfies the requirements of Code
     Section 414(p).

2.44 REEMPLOYMENT DATE means the date on which a former Employee first performs an Hour of Service for a Participating Employer following the Employee's Severance Date (for vesting purposes) or separation from service (for eligibility purposes).

2.45 RELATED COMPANY means each member of the Controlled Group and each predecessor employer to the extent required by Section 414(a) of the Code. If a Participating Employer is a member of a Controlled Group including a Related Company, the term "Participating Employer" includes the Related Company members for purposes of crediting Hours of Service, applying the participation test and the coverage test under Section 410(b) of the Code, determining Years of Participation Service and One year Breaks in Service under Articles II and VIII, applying the limitations of Section 5.5, applying the top heavy rules and the minimum benefit requirements of
     Article XIV, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose to the extent required by the applicable Code section or by a Plan provision, provided that the Board or the Committee shall act to recognize such service credits in accordance with applicable law and the provisions of this Plan. However, only a Participating Employer described in Section 2.32 may contribute to the Plan and only an Employee employed by a Participating Employer described in Section 2.32 (and who is otherwise an Eligible Employee) is eligible to participate in this Plan.

2.46 ROLLOVER CONTRIBUTION means a contribution made pursuant to Section 4.6.

2.47 SALARY DEFERRAL CONTRIBUTION means a Participating Employer contribution made pursuant to Section 4.1.

2.48 SEVERANCE DATE means the earlier of:

     (a)  the date an Employee dies, retires, quits, or is discharged, and

     (b)  the first anniversary of the Employee's absence for any other reason;

     provided, however, that a Participant shall not incur a Severance Date solely by reason of being absent from active employment on account of (i) Approved Absence, (ii) vacation, (iii) holidays, or (iv) non-business hours. If an Employee dies, retires, quits, or is discharged prior to the first anniversary of an absence described in (b), the Employee's Severance Date is the last day on which the Employee was credited with an Hour of Service. Notwithstanding the foregoing, if an Employee is absent from work for more than twelve (12) months because of the Employee's pregnancy, the birth of a child of the Employee, the adoption of a child by the Employee or for the purpose of caring for such a child immediately following birth or adoption, the Employee's Severance Date is the second anniversary of such absence; provided, however, that the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably request to establish that an absence is for one of these reasons. The period between the first and second anniversaries of the Employee's first day of absence from work for one of the reasons listed in the preceding sentence shall be neither a Period of Service nor a Period of Severance. Notwithstanding anything herein to the contrary, an Employee on military leave will not incur a Severance Date during any period in which reemployment is guaranteed by law, and contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code; provided, that if he does not resume active employment during his guaranteed reemployment period, he shall incur a Severance Date on the last day of such period.

     Subject to governing law, nothing in this Section 2.48 shall prevent the Corporation and the Participant or other Employee in question from mutually determining that his status as an Employee shall terminate at any designated time, either with or without cause.

2.49 SUPPLEMENTAL CONTRIBUTION means a Participating Employer contribution made pursuant to Section 4.4.

2.50 TRUST AGREEMENT means Article XV of this Plan document, as amended from time to time.

2.51 TRUSTEE means First Security Bank, N.A., or any successor in office who accepts the position of Trustee in accordance with Article XV.

2.52 TRUST FUND means that trust fund created by and maintained under the Trust Agreement for the purpose of holding the assets of and funding the benefits provided by the Plan.

2.53 VALUATION DATE means each business day on which U.S. financial markets are open or such other dates as may be specified by the Committee. Valuation Date may include other less frequent dates for non-mutual fund assets (but not less frequently than annually).

2.54 VESTED PERCENTAGE means the nonforfeitable percentage of a Participant's Accounts determined under Article VIII or Article XIV, as applicable.

2.55 YEAR OF PARTICIPATION SERVICE means a computation period during which an Employee is credited with at least one thousand (1,000) Hours of Service. An Employee's initial computation period is the twelve-month period commencing on the Employee's Employment Date or Reemployment Date, as applicable. The second computation period commences on the first day of the Plan Year which begins during the initial computation period, and thereafter, the computation period is the Plan Year.

     (a) For purposes of determining the Years of Participation Service, all Hours of Service shall be included, except that Preacquisition Service shall be taken into account only as provided in Appendix B of the Plan;

     (b) For an Employee who is on an Approved Absence, such Employee shall be credited with the number of Hours of Service (but not to exceed forty
          (40) Hours of Service) for each week during the Plan Year in which he is on an Approved Absence equal to the most recent weekly number of hours regularly scheduled for such Employee for the performance of duties; an Employee shall not be credited with an Hour of Service under this subsection for an hour with respect to which he is credited with an Hour of Service under Section 2.23;

     (c) Under no circumstances shall an Employee be credited with more than one (1) Year of Participation Service with respect to any Plan Year.

2.56 YEAR OF VESTING SERVICE means all aggregated Periods of Service, but shall not include any Period of Service disregarded under the terms of the Predecessor Plan. Years of Vesting Service also includes any service recognized for vesting purposes under the Prior Plan. Preacquisition Service shall only be taken into account in determining Years of Vesting Service pursuant to Appendix B.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1  ELIGIBILITY

     (a) An Eligible Employee becomes a Participant on the first Plan Entry Date following the later of attainment of age 21 or the completion of one Year of Participation Service, provided he is then an Eligible Employee and he files an election to participate in accordance with
          Section 3.2. An Eligible Employee who does not file an election to participate when first eligible to do so may become a Participant on any subsequent Plan Entry Date by filing the election in accordance with Section 3.2, provided he is then an Eligible Employee.

     (b) An Employee who satisfies the requirements in paragraph (a) but who is not an Eligible Employee shall become a Participant on the first Plan Entry Date coinciding with or next following the date he becomes an Eligible Employee and files an election to participate in accordance with Section 3.2.

     (c) A Participant who ceases to be an Eligible Employee but has not incurred a Separation from Service shall be treated as a "limited participant" in the Plan and shall resume participation upon again becoming an Eligible Employee and filing an election to participate in accordance with Section 3.2.

          Under this Section 3.1(c), the Committee shall limit that Participant's sharing in the allocation of Profit Sharing Contributions and Participant forfeitures, if any, under the Plan by disregarding his or her Compensation paid by the Participating Employer for services rendered in his capacity as a "limited participant". However during such period as a "limited participant", the Participant, without regard to employment classification, continues to receive credit for vesting under Article VIII for each included Year of Vesting Service and the Participant's Account continues to share fully in Trust allocations under Section 6.1.

     (d) If an Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he will participate in the Plan immediately as if he had satisfied the eligibility conditions of Section 3.1(a) and would have been a participant had he not been ineligible to participate during his Period of Service. Furthermore, the Plan takes into account all of the Participant's included Years of Vesting Service with the Participating Employer prior to his becoming eligible to participate.

3.2  PARTICIPATION

     (a) SALARY DEFERRAL. Each Eligible Employee who has satisfied the applicable service requirements under Section 3.1 and who desires to have Salary Deferral

          Contributions made on his behalf shall file an election to participate in accordance with enrollment procedures prescribed by the Committee. The election to participate shall provide that the Participant's Compensation in each payroll period shall be reduced by any whole number percentage from 1% to 17%; provided, however, that the amount of the reduction does not exceed the limits set forth in Section 5.4. Each plan year, the Committee may reduce the maximum percentage reduction allowable for Highly Compensated Employees. For Non-Highly Compensated Employee Participants, the reduction percentage may exceed 17% to the extent such Participant elects to treat dividends on Employer stock as Salary Deferral Contributions. Salary Deferral Contributions shall be made through payroll deductions from the Participant's Compensation and shall be deemed to be Participating Employer contributions to the Plan for federal income tax purposes, and to the extent permitted, for purposes of other federal, state and local taxes. A Participant's election to make Salary Deferral Contributions shall constitute an election to have the Participant's Compensation reduced by the amount of the Salary Deferral Contributions.

     (b) AFTER TAX CONTRIBUTIONS. Effective January 1, 1985, After Tax Contributions to this Plan shall no longer be permitted.

     (c)  RULES GOVERNING ELECTIONS TO PARTICIPATE.

          (1) An Election shall be effective with respect to payroll periods beginning after the Plan Entry Date following the timely filing of an election to participate.

          (2) An election to participate may be by an interactive electronic system. The Participant will receive a written confirmation of his election.

          (3) The Committee shall establish procedures and deadlines for filing elections to participate which shall be communicated to Eligible Employees.

          (4) An election to participate may be amended by timely filing a written amendment on the form provided by the Committee or by filing the amendment by using an interactive electronic system. Any such amendments shall be made following the procedures prescribed by the Committee, which election shall be put into effect at the time prescribed by the Committee's procedures. Amendments will be effective with respect to the payroll period beginning on or after the Plan Entry Date following the timely filing of an amended election to participate.

          (5) An election to participate may be revoked at any time by the Committee or by using an interactive electronic system. The Participant will receive a written confirmation of his electronic revocation. The Participant may revoke his election to make Salary Deferral Contributions. The revocation shall be effective with respect to the payroll period beginning on or after the processing of the amended election to participate. Any such revocation shall be made by following the procedures prescribed by the Committee, which election shall be put into effect at the time prescribed by the Committee's procedures. A Participant who has revoked his election can subsequently file a new election to participate according to this Section.

          (6) At the time of making or amending an election to participate, an Eligible Employee shall also specify the Investment Fund(s) in which his Accounts shall be invested.

          (7) The election to participate of a Participant who ceases to be an Eligible Employee (other than a limited participant under Section 3.1(c)) shall be deemed revoked as of the date of such change in status.

3.3  PARTICIPATION UPON REEMPLOYMENT

     (a) A Participant whose employment with a Participating Employer terminates will re-enter the Plan as a Participant on his Reemployment Date. An Eligible Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Participating Employer prior to becoming a Participant will become a Participant on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or his Reemployment Date. Any Employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 3.1.

                                   ARTICLE IV

                            CONTRIBUTIONS TO THE PLAN

4.1  SALARY DEFERRAL CONTRIBUTIONS

     In lieu of paying a Participant his full Compensation in a payroll period, the Participating Employer shall make a Salary Deferral Contribution on the Participant's behalf in an amount equal to the amount of Compensation that the Participant has elected to defer under Section 3.2(a). In no event, however, shall the Salary Deferral Contributions made on behalf of a Participant exceed the limitations of Article V. The Committee may prospectively revoke, amend, or temporarily suspend a Participant's election to participate to the extent it deems necessary to satisfy those limits in any Plan Year.

4.2  AFTER TAX CONTRIBUTIONS

     Except with respect to repayment of a defaulting loan to the After Tax Loan Account, effective January 1, 1985, After Tax Contributions to this Plan shall no longer be permitted.

4.3  MATCHING CONTRIBUTION

     The Participating Employer shall make a Matching Contribution each payroll period on behalf of each Participant who has had Salary Deferral Contributions made on his behalf during the payroll period. The Matching Contribution made on a Participant's behalf shall be equal to 50% of the first 6% of the Participant's Compensation that is contributed to the Plan as Salary Deferral Contributions. Matching Contributions shall not exceed the lesser of 3% of a Participant's Compensation for the Plan Year or the maximum amount permissible under Article V.

     Salary Deferral Contributions are not eligible for Matching Contributions to the extent they:

     (a) are made in the same amount as a dividend in accordance with Section A1.6 of "Appendix A" attached hereto, or

     (b)  are excess deferrals under Section 5.4.

     In addition to the Matching Contributions contributed as provided above to the Participant's Account for each payroll period, at the end of the Plan Year and following the determination of the Matching Contributions to be made for the last payroll period for the Plan Year, the Participating Employer shall make an additional Matching Contribution on behalf of the Participant as described in (a) through (b), below. Such additional Matching Contributions shall be made, only if (1) the Participant is still employed by the Participating Employer on the last day of the Plan Year, and (2) the

     Participant has not already or will not otherwise be allocated Matching Contributions equal to 50% of the total Salary Deferral Contributions allocated to the Participant for the Plan Year (not including deferral contributions that (i) are made in the same amount as a dividend in accordance with Section A1.6 of Appendix A of the Plan, (ii) are excess deferrals under Section 5.4 or (iii) are in excess of 6% of the Participant's Compensation for that portion of the Plan Year the individual was an Eligible Employee). Additional Matching Contributions for a Participant shall be equal to the following amount:

     (a) 50% of the Salary Deferral Contributions allocated to the Participant for the Plan Year (not including deferral contributions described in clauses (2)(i) through (2)(iii) of this Section 4.3); less

     (b) the amount of Matching Contributions allocated to the Participant for the Plan Year attributable to the Matching Contributions made or to be made as provided above for each payroll period during such Plan Year.

     Accordingly, if the above calculation results in an amount of zero or a negative number for a particular Participant, then no such additional Matching Contribution shall be made for such Plan Year to the Plan for such Participant.

4.4  SUPPLEMENTAL CONTRIBUTIONS

     The Participating Employer may, in its discretion, make a Supplemental Contribution for any Plan Year for the purpose of passing the tests described in Section 5.2.

     Supplemental Contributions are intended to be qualified non-elective contributions or qualified matching contributions (as described in Section 401(m)(4) of the Code) and shall be made only if the applicable requirements of Section 401(m) and Regulation Sections 1.401(k)-1(g)(13) and 1.401(m)-1(b)(5) are satisfied. Supplemental Contributions shall be allocated to the Supplemental Account, in a manner that does not violate the nondiscrimination requirements of Code Section 401(a)(4) to all Employees who are not highly compensated employees (as defined in Section 414(q)) and who are (a) Eligible Employees, (b) Eligible Employees who have satisfied the service requirements of Section 3.1(a), or (c) Participants on whose behalf Salary Deferral or Matching Contributions were made during the Plan Year. Supplemental Contributions may be treated as Salary Deferral Contributions, provided the conditions in Regulation Section 1.401(k)-1(b)(5) are satisfied.

4.5  PROFIT SHARING CONTRIBUTIONS

     The Participating Employer may, in its discretion, make a Profit Sharing Contribution for any Plan Year. Such contribution shall be allocated as a uniform percentage of Compensation to those Eligible Employees who are Participants on the last day of the Plan Year.

4.6  ROLLOVER CONTRIBUTIONS

     An Eligible Employee, whether or not he has met the age and service requirement of Section 3.1(a) may make a Rollover Contribution if permitted by the Committee. The Committee shall not discriminate in favor of highly compensated employees (as defined in Code Section 414(q)) in approving Rollover Contributions. A Rollover Contribution shall be credited to the Participant's Rollover Account. A Rollover Contribution shall be permitted only if the amount to be contributed is an eligible rollover distribution (as defined by Code Section 402(c)(4)) or a direct rollover from the trustee of a qualified plan (as described in Code Section 401(a)(31) and the regulations promulgated thereunder), the requirements of Code Sections 402(c) and 408(d)(3) are satisfied, and the Participant complies with the procedures established by the Committee. Rollover Contributions must be made by check. Subject to the approval of the Committee, a participant loan may be a part of a Rollover Contribution. However, the Plan will not accept a loan offset as part of a Rollover Contribution. Before the direct rollover is accepted, the Committee may request whatever information it deems necessary to complete the transfer. If the Committee subsequently discovers that the Contribution does not satisfy these requirements, the Rollover Account including any investment earnings (or less investment losses) shall be immediately distributed to the Participant.

4.7  DATE OF CONTRIBUTIONS

     The Participating Employer shall forward all Salary Deferral Contributions to the Trustee as soon as administratively possible after they were withheld, but in no event later than the date specified in Section 2510.3-102 of the Department of Labor regulations.

     (a) All other Participating Employer contributions shall be deposited with the Trustee no later than the due date, including extensions, for the Participating Employer's income tax return for the Participating Employer's tax year for which the contribution is made.

     (b) Rollover Contributions shall be forwarded to the Trustee, for investment in the Trust Fund as soon as administratively possible after they are received by the Participating Employer.

4.8  QUALIFIED MILITARY SERVICE

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

     If a Participant returns to employment with the Participating Employer after a leave of absence due to service in the Armed Forces of the United States, the Participant shall have the right to elect Salary Deferral Contributions to be made on his behalf in an amount that would have been allowed for the period of his or her absence. If the

     Participant chooses to make these contributions, the contributions must be made before the end of a period equal to three times the period of military service, but not longer than five years after reemployment.

     The Participating Employer shall make all contribution allocations that would have been made if the Participant had not been on military leave. Compensation for purposes of contribution requirements shall be Compensation computed at the rate that the employee would have earned if the employee had not been on military leave. If that rate cannot be calculated, Compensation shall be determined on the basis of the employee's average rate of pay during the 12 months preceding the military leave.

                                    ARTICLE V

                          LIMITATIONS ON CONTRIBUTIONS

5.1  DEFINITIONS FOR NONDISCRIMINATION TESTS

     The following terms have the following meanings for purposes of Sections 5.2, 5.3 and 5.4:

     (a) ACTUAL CONTRIBUTION PERCENTAGE means, for a Plan Year, the Participant's Matching Contributions expressed as a percentage of Compensation. The Actual Contribution Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans maintained by a Participating Employer which are described in
          Section 401(a) of the Code and under which matching contributions or employee contributions are made, shall be determined as if all such plans were a single plan or arrangement. The Actual Contribution Percentage of a Participant who receives no Matching Contributions is zero.

     (b) ACTUAL DEFERRAL PERCENTAGE means, for a Plan Year, a Participant's Salary Deferral Contributions expressed as a percentage of Compensation. If an Eligible Employee elects to make no Salary Deferral Contributions, his Actual Deferral Percentage shall be zero. Salary Deferral Contributions shall be taken into account for a Plan Year only if the Compensation to which the Contribution relates would have been paid (but for the deferral) during the Plan Year. Salary Deferral Contributions which are distributed under Section 5.5(d) as excess Annual Additions are disregarded. The Actual Deferral Percentage of a Non-Highly Compensated Employee shall be determined without regard to any Salary Deferral Contributions made in excess of the 402(g) Limit (described in Section 5.4). The Actual Deferral Percentage of a Highly Compensated Employee who is eligible to participate in two or more plans maintained by a Participating Employer which are described in Code Section 401(a) and which include a cash or deferred arrangement described in Code Section 401(k), shall be determined as if all such plans were a single plan or arrangement.

     (c) AVERAGE ACP means the average (expressed as a percentage) of the Actual Contribution Percentages for a group of Employees.

     (d) AVERAGE ADP means the average (expressed as a percentage) of the Actual Deferral Percentages for a group of Employees.

     (e)  COMPENSATION means

          (1) an Employee's Total Compensation (as defined in Section 5.5(b)(4)) plus

          (2) any amounts deferred pursuant to Code Section 125, 401(k), 402(e)(3), 402(h) or 403(b) under an arrangement maintained by a Participating Employer.

          "Compensation" in any Plan Year shall not include any amounts in excess of the amount in effect under Code Section 401(a)(17) for the calendar year in which the Plan Year begins. Solely for the purposes of determining an Employee's Actual Deferral Percentage or Actual Contribution Percentage, "Compensation" shall include only amounts earned while the Employee was eligible under Section 3.1 to participate (unless the Committee requires the Plan Year to be used) and the Committee may calculate Compensation without regard to amounts described in subparagraph (2) or use any other definition of compensation permitted under Code Section 414(s) or the regulations issued thereunder, provided it applies the same definition uniformly in any Plan Year.

5.2  NONDISCRIMINATION TESTS

     Notwithstanding any provision of the Plan to the contrary, the nondiscrimination tests of paragraphs (a) and (b) (as modified by (c) of this Section 5.2) shall be passed for each Plan Year. If the tests are not satisfied, the Committee shall take action pursuant to Section 5.3 to ensure that the tests are passed. For purposes of these tests, all plans which are treated as one plan for purposes of Code Section 401(a)(4) or 410(b) (except for employee stock ownership plans described in Code Section 4975(c)(7)) shall be treated as one plan, provided that such plans have the same plan year.

     (a) For all Plan Years beginning after December 31, 1997, the Average ADP of the group of Highly Compensated Employees shall not exceed the greater of the following (adjusted as required by paragraph (c) below):

          (1) 1.25 times the Average ADP of the group of Non-Highly Compensated Employees for the preceding Plan Year, or

          (2) 2.0 times the Average ADP of the group of Non-Highly Compensated Employees for the preceding Plan Year, but not more than two percentage points higher than the Average ADP of the group of Non-Highly Compensated Employees for the preceding Plan Year.

          For the Plan Year beginning January 1, 1997, the maximum permitted ADP for the group of Eligible Employees who are Highly Compensated Employees shall be determined, as set forth above, by reference to the 1997 Plan Year ADP for the group of Non-Highly Compensated Employees.

          Notwithstanding the foregoing, the Participating Employer may elect to apply these two tests using the Average ADP for the group of Non-Highly Compensated

          Employees for the current Plan Year, except that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

     (b) For Plan Years beginning after December 31, 1997, the Average ACP of the group of Highly Compensated Employees shall not exceed the greater of the following (adjusted as required by paragraph (c) below):

          (1) 1.25 times the Average ACP of the group of Non-Highly Compensated Employees for the preceding Plan Year, or

          (2) 2.0 times the Average ACP of the group of Non-Highly Compensated Employees for the preceding Plan Year but not more than two percentage points higher than the average ACP of the Non-Highly Compensated Employees for the preceding Plan Year.

          For the Plan Year beginning January 1, 1997, the maximum permitted ACP for the group of Eligible Employees who are Highly Compensated Employees shall be determined, as set forth above, by reference to the 1997 Plan Year ACP for the group of Non-Highly Compensated Employees.

          Notwithstanding the foregoing, the Participating Employer may elect to apply these two tests using the Average ACP for the group of Non-Highly Compensated Employees for the current Plan Year, except that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

          The nondiscrimination test of paragraph (b) need not be performed if there are no Matching Contributions in a Plan Year or all Matching Contributions are treated for testing purposes as Salary Deferral Contributions (as described in Section 5.3(d)).

     (c) The limits set forth in paragraphs (a) and (b) for Highly Compensated Employees shall be reduced as necessary to prevent multiple use of the limitations of subparagraphs (a)(2) and (b)(2). Multiple use occurs if the sum of the Average ADP and the Average ACP of the group of Highly Compensated Employees exceeds the greater of (1) or (2) below.

          (1)  The sum of:

               (A)  1.25 times the greater of:

                    (i) the Average ADP of the Non-Highly Compensated Employees for the preceding Plan Year who are eligible to make Salary Deferral Contributions, or

                    (ii) the Average ACP of the Non-Highly Compensated Employees
                         for the preceding Plan Year who are eligible to have Matching Contributions made on their behalf, and

               (B) two plus the lesser of (A)(i) or (A)(ii), provided that this number does not exceed two times the lesser of (A)(i) or
                    (A)(ii).

          (2)  The sum of:

               (A)  1.25 times the lesser of:

                    (i) the Average ADP of the Non-Highly Compensated Employees for the preceding Plan Year who are eligible to make Salary Deferral Contributions, or

                    (ii) the Average ACP of the Non-Highly Compensated Employees
                         for the preceding Plan Year who are eligible to have Matching Contributions made on their behalf, and

               (B) two plus the greater of (A)(i) or (A)(ii), provided that this number does not exceed two times the greater of (A)(i) or (A)(ii).

5.3  CORRECTION OF EXCESS CONTRIBUTIONS

     If the Average ADP or the Average ACP (or both) of the group of Highly Compensated Employees exceeds the limits of Section 5.2 for any Plan Year, the Committee shall take one or more of the actions described in this Section as it deems appropriate in order to meet the limits of Section 5.2 for such Plan Year.

     (a) The Committee may reduce the Salary Deferral Contributions of the Highly Compensated Employees in a manner prescribed by Code Section 401(k)(8)(C), applicable regulations, and other IRS guidance. The determination of the amount of Salary Deferral Contributions which must be reduced shall be made after determining the deferrals in excess of the 402(g) Limit (as described in Section 5.4). The reduced Salary Deferral Contributions (and earnings thereon) shall be distributed in accordance with paragraphs (e) and (g).

          The Committee will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has made the greatest contribution, reducing his contribution to the next highest contribution, then, if necessary, reducing the contribution of the Highly Compensated Employee(s) who has made the next greatest contribution (including the contribution of the Highly Compensated Employee(s) whose contribution the Committee already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test.

     (b) The Committee may reduce the Matching Contributions of the Highly Compensated Employees in a manner prescribed by Code Section 401(m)(6)(C), applicable regulations, and other IRS guidance. The determination of the amount of Matching Contributions which must be reduced shall be determined after determining the deferrals in excess of the 402(g) Limit (as described in Section 5.4) and the excess Salary Deferral Contributions under paragraph (a). The reduced Matching Contributions (and earnings thereon) shall be distributed in accordance with paragraph (e).

          The Committee will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has received the greatest contribution, reducing his contribution to the next highest contribution, then, if necessary, reducing the contribution of the Highly Compensated Employee(s) who has received the next greatest contribution (including the contribution of the Highly Compensated Employee(s) whose contribution the Committee already has reduced), and continuing in this manner until the average ACP for the Highly Compensated Group satisfies the ACP test.

     (c) Solely for the purposes of passing the test set forth in Section 5.2(a), the Committee may, in its discretion, elect to treat Supplemental Contributions which are 100% vested when made (and which are not subject to distribution prior to age 65 except on account of separation from service) as Salary Deferral Contributions. Supplemental Contributions which are so used shall not be tested under
          Section 5.2(b), but shall otherwise continue to be treated as Supplemental Contributions for all other purposes under the Plan. This paragraph shall apply only if the requirements of Regulation Section 1.401(k)-1(b)(5) are satisfied.

     (d) The Committee may, in its discretion, elect to treat Salary Deferral Contributions in any Plan Year as Matching Contributions. Salary Deferral Contributions which are so used shall not be tested under
          Section 5.2(a), but shall otherwise continue to be treated as Salary Deferral Contributions for all other purposes under the Plan. This paragraph shall apply only if the requirements of Treasury Regulation
          Section 1.401(m)-1(b)(5) are satisfied.

     (e) If the Committee reduces Salary Deferral Contributions or Matching Contributions pursuant to paragraphs (a) and (b), the excess contributions (and any earnings allocable thereto) shall be distributed to the affected Participants no later than the last day of the Plan Year following the Plan Year for which the contributions were made; provided, however, that unvested excess contributions (and earnings allocable thereto) shall be forfeited or used to reduce the next Participating Employer contributions to the Plan.

          (1) Earnings and any allocable losses shall be calculated in a manner permitted under Treasury Regulation Section
               1.401(k)-1(f)(4)(ii)(C) or

               1.401(m)-1(e)(3)(ii)(C). The period between the end of the Plan Year and the date of distribution (the "gap period") shall be considered.

          (2) The distribution shall be made without consent or notice, and shall be disregarded for purposes of the minimum distribution requirements of Code Section 401(a)(9).

          (3) If a Matching Contribution was made on account of Salary Deferral Contributions which are then distributed to a Participant pursuant to this Section, the Matching Contribution (and any earnings allocable thereto) shall be forfeited and used to reduce future Participating Employer contributions.

     (f) If a Participating Employer makes a Supplemental Contribution with respect to a Plan Year, the Committee shall include the Supplemental Contributions for purposes of the tests in Sections 5.2(a) and/or 5.2(b) to the extent necessary to pass the applicable test, provided that no portion of the Contribution is taken into account more than once. Supplemental Contributions shall satisfy the requirements applicable to "qualified nonelective employer contributions" or "qualified matching contribution" under Treasury Regulation Sections 1.401(k)-1 and 1.401(m)-1.

     (g) The amount of excess contributions to be distributed will be reduced by excess deferrals (as described in Section 5.4) previously distributed for the taxable year ending with or within the Plan Year.

5.4  LIMIT ON DEFERRALS

     (a) Notwithstanding any other provision of the Plan to the contrary, a Participant shall not be permitted to defer under Section 3.2(a) an amount in any taxable year of the Participant in excess of the $10,000 limitation of Code Section 402(g) as adjusted by the Secretary of the Treasury under Code Section 415(d) (the "402(g) Limit"). All arrangements under which a Participant makes elective deferrals (as defined in Code Section 402(g)(3)) shall be aggregated and treated as a single arrangement. Salary Deferral Contributions which are distributed as excess annual additions under Code Section 415 are disregarded for purposes of the 402(g) Limit. Salary Deferral Contributions which are distributed under Section 5.3 are taken into account for the 402(g) Limit. Salary Deferral Contributions to a Participant's Account shall automatically cease when the 402(g) Limit is reached in any taxable year.

     (b) If, through administrative error or otherwise, the Salary Deferral Contributions to a Participant's Account exceed the 402(g) Limit (without regard to elective deferrals under any other plan), any excess Salary Deferral Contributions (plus any income and minus any loss allocable thereto) shall be distributed to the

          Participant no later than the first April 15 following the year of the deferral, but may be distributed in the year of deferral if the following requirements are satisfied:

          (1) the Participant designates in writing that the distribution is an excess deferral,

          (2) the distribution is made after the Plan receives the excess deferral,

          (3) the Committee designates the distribution as a distribution of an excess deferral.

     (c) If the Participant's deferrals under this Plan exceed the 402(g) Limit when aggregated with the Participant's other elective deferrals (as defined in Code Section 402(g)(3)), the excess Salary Deferral Contributions (and any earnings thereon) shall be distributed to the Participant no later than the first April 15 following the year of deferral, provided that the Participant submits a written claim to the Committee no later than April 1 following the year of deferral. The claim shall be in such form as specified by the Committee and shall state the amount of the excess Salary Deferral Contributions for the preceding year and shall include the Participant's written statement that if such amounts are not distributed, they will, when added to amounts deferred under other plans or arrangements, exceed the 402(g) Limit for the year of the deferral.

     (d) The amount of excess Salary Deferral Contributions that may be distributed pursuant to this Section shall be determined after the application of Section 5.3(a).

     (e) Earnings on distributed excess Salary Deferral Contributions shall be calculated in a manner permitted under Treasury Regulation Section 1.402(g)-1(e)(5)(iii).

5.5  LIMIT ON ANNUAL ADDITIONS

     (a) BASIC LIMITATION. Notwithstanding any other provision of this Plan to the contrary, the Annual Additions with respect to a Participant in any Limitation Year shall not exceed the lesser of:

          (1)  $30,000, or

          (2) 25% of the Participant's Total Compensation for such Limitation Year.

          (b) DEFINITIONS. For purposes of this Section 5.5, the following terms when capitalized have the following meanings:

               (1)  ANNUAL ADDITIONS means in a Limitation Year the sum of:

                    (A) Participating Employer contributions (including Salary Deferral Contributions, Matching Contributions, Supplemental Contributions and Profit Sharing Contributions) allocated to the Participant's accounts in any Defined Contribution Plan (unless distributed pursuant to Section 5.4);

                    (B) forfeitures allocated to the Participant's accounts in any Defined Contribution Plan;

                    (C) the Participant's contributions to any Defined Contribution Plan; and

                    (D) amounts described in Code Section 415(l)(1) or 419A(d)(2).

                    Salary Deferral Contributions which are distributed because they are in excess of the 402(g) Limit will be considered an Annual Addition unless the distribution is made no later than April 15 following the year of deferral.

               (2)  DEFINED CONTRIBUTION PLAN means any plan described in Code
                    Section 414(i) which is maintained by any member of the Controlled Group.

               (3)  LIMITATION YEAR means the Plan Year.

               (4) TOTAL COMPENSATION means a Participant's taxable compensation reportable on Form W-2. This definition of "Total Compensation" is intended to comply with the safe harbor definition of compensation, as described in Treasury Regulation Section 1.415-2(d)(11)(i), including any modifications stated therein. Alternatively, the Committee may use any other definition of compensation permissible under Treasury Regulation Section 1.415-2(d) as "Total Compensation" provided it applies the definition uniformly to all Participants in any given Limitation Year. For Plan Years beginning on or after January 1, 1998, "Total Compensation" shall include any amounts not includible in the Participant's taxable income by reason of a salary reduction agreement with a Participating Employer under Code
                    Section 125, 401(k) or 402(h) which if paid would have been reported as taxable income on the Participant's IRS Form W-2.

          (c) COMBINED PLAN LIMITATION. If a Participant also participates (or has participated) in a defined benefit plan (as defined in Code
               Section 414(j)) maintained by any member of the Controlled Group, the Participant's Annual Additions and projected annual benefit (within the meaning of Code Section 415(e)(2)) under the defined benefit plan(s) shall not exceed the limits imposed by Code
               Section 415(e). Except as otherwise provided in the defined benefit plan(s), the Participant's annual benefit under such plan(s) shall be reduced as necessary to comply with Code Section 415(e) before the Annual Additions to this Plan are reduced. Effective for Limitation Years beginning on or after January 1, 2000, the combined plan limits of Code Section 415(e) shall no longer apply to Annual Additions made after December 31, 1999.

          (d) CORRECTION OF EXCESS ANNUAL ADDITIONS. If the Annual Additions to a Participant's Accounts would exceed the limitation set forth in paragraph (a) because of a reasonable error in determining the Participant's Total Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth below, the Annual Additions shall be reduced in the following manner to the extent necessary to comply with the limitations of paragraph (a):

               (1) The contributions made by the Participant to, first, any other Defined Contribution Plan maintained by a member of the Controlled Group, then to this Plan, and any earnings attributable to such contributions shall be refunded to the Participant to the extent necessary to reduce the Participant's Annual Additions to the amount set forth in paragraph (a).

               (2) If additional reductions are necessary, the Participant's Salary Deferral Contributions shall be refunded to the extent necessary to reduce the Participant's Annual Additions to the amount set forth in paragraph (a).

               (3) If additional reductions are necessary, the remaining excess Annual Additions shall be held in a suspense account and used to reduce the Participating Employer's contributions for that Participant in subsequent Limitation Years provided that the Participant is covered by the Plan at the end of the Limitation Year in question. If the Participant is not covered by the Plan at that time, the suspended excess Annual Additions shall be allocated and reallocated to the Accounts of the remaining Participants. If no Account can receive a further allocation without exceeding the limitation, the unallocated amount shall continue to be held in a suspense account and allocated in the next year before any other Participating Employer or Employee Contribution is made. The Committee shall determine which contributions are excess Annual Additions for purposes of this suspense procedure on a consistent, nondiscriminatory basis.

                                   ARTICLE VI

                             ACCOUNT ADMINISTRATION

6.1  PLAN ACCOUNTS AND ALLOCATION OF CONTRIBUTIONS

     (a) The Committee shall establish one or more of the following Accounts as necessary for each Participant (or Eligible Employee, as the case may be):

          (1)  Salary Deferral Account
          (2)  After Tax Account
          (3)  Matching ESOP Account
          (4)  Matching Non-ESOP Account
          (5)  Supplemental Account
          (6)  Profit Sharing ESOP Account
          (7)  Profit Sharing Non-ESOP Account
          (8)  Rollover Account
          (9)  Transfer Account
          (10) PAYSOP Accounts
          (11) Crossland Mortgage Account
          (12) After-Tax Loan Account
          (13) ESOP Deferral Account

     (b) The Committee shall allocate contributions among a Participant's Accounts as follows subject to the terms of Appendix A:

          (1) Salary Deferral Contributions shall be allocated to the Participant's Salary Deferral Account.

          (2) Except as provided in (10) below, effective January 1, 1985, After Tax Contributions were no longer permitted under the Plan. After Tax Contributions made prior to January 1, 1985 shall remain in the After Tax Account.

          (3) Matching Contributions shall be allocated to the Participant's Matching Account. Effective January 1, 1996, except as provided in Section 7.2(b) fifty percent (50%) of the Matching Contributions that the Employer makes on behalf of a Participant shall be made in the form of cash or Employer Stock and allocated to the Matching ESOP Account. The remaining fifty percent (50%) shall be allocated to the Matching Non-ESOP Account.

          (4) Supplemental Contributions shall be allocated to the Participant's Supplemental Account.

          (5) Profit Sharing Contributions shall be allocated to the Participant's Profit Sharing Account. Effective January 1, 1996, one hundred percent (100%) of the Profit Sharing Contributions that the Employer makes shall be made in the form of cash or Employer Stock and allocated to the Profit Sharing ESOP Account. Profit Sharing Contributions made by the Employer for Plan Years ending before January 1, 1985, as well as Profit Sharing Contributions transferred out of the Profit Sharing ESOP Account as provided in Article VII shall be allocated to the Profit Sharing Non-ESOP Account.

          (6) Rollover Contributions shall be allocated to the Participant's Rollover Account.

          (7) Funds transferred from the trustee of another tax qualified plan in a trustee to trustee transfer or a merger are allocated to The Participant's Transfer Account.

          (8) The funds received from the trustee of the First Security Employee Stock Ownership Plan are allocated to the PAYSOP Account.

          (9) Matching funds transferred from the Crossland Mortgage Plan are allocated to the Crossland Mortgage Account.

          (10) After-Tax payments by a Participant that are to be credited against a defaulted loan shall be allocated to the After-Tax Loan Account.

          (11) Dividends paid on Employer Stock held in ESOP Accounts that are deferred by the Participant pursuant to Section A1.6 shall be allocated to the ESOP Deferral Account.

6.2  ALLOCATION OF INVESTMENT EARNINGS AND LOSSES

     (a) The Trustee or its delegate shall determine the fair market values of the assets of the Investment Funds, and shall determine the fair market value of each Participant's Account, as of each Valuation Date.

     (b) The Committee shall establish accounting procedures for the purpose of allocating Trust Fund earnings and losses among Accounts and the treatment of contributions and distributions since the preceding Valuation Date. The Committee may modify its procedures as necessary to achieve an equitable and nondiscriminatory allocation of earnings and losses among Accounts.

     (c) The Committee may change the Valuation Date if it determines that the allocation of earnings and losses would otherwise result in inequitable treatment of some

          Participants, provided, however, the assets shall be valued on at least one day in each Plan Year.

                                   ARTICLE VII

                               INVESTMENT OF FUNDS

7.1  INVESTMENT FUNDS

     The Committee shall, from time to time, select a diversified group of Investment Funds for the investment of the Trust Fund. The Committee shall furnish descriptions of each Investment Fund to Participants. The Plan provides an opportunity for Participants (and their Beneficiaries) to exercise control over the investment of their Accounts by choosing from a range of investment alternatives and is intended to be described in Section 404(c) of ERISA.

7.2  INVESTMENT ELECTIONS

     (a) If a Participant has not yet attained age 53, 50% of his Matching Contributions and 100% of his Profit Sharing Contributions shall be invested in the First Security Stock Fund with the Employee Stock Ownership Plan. For such a Participant, the remaining 50% of his Matching Contributions and all contributions to his other Accounts, except Profit Sharing ESOP and PAYSOP Accounts, shall be apportioned among one or more of the Investment Funds the Participant may specify according to the procedures prescribed by the Committee.

     (b) If a Participant has attained age 53, all contributions to his Accounts shall be apportioned among one or more of the Investment Funds the Participant may specify according to the procedures prescribed by the Committee, except to the extent an election under subsection A1.7 (c) (1) is in effect.

     (c) The selection among the available Investment Funds pursuant to Section 7.2(a) and Section 7.2(b) is the sole responsibility of each Participant. No Participating Employer, representative of the Participating Employer, the Committee, or any Investment Manager is authorized to make any recommendation to any Participant with respect to Investment Fund selection.

     (d) A Participant shall, upon his initial participation in the Plan, elect to have the contributions to his Accounts invested in one or more of the available Investment Funds. The election shall be according to the procedures prescribed by the Committee. The Participant shall receive a written confirmation of his election(s). Investment elections and changes thereto, with respect to each Investment Fund, must be made in increments of 1%. Investment elections must add up to 100%. If, at any time, a Participant does not have a valid election on file with the Committee, the Participant shall be deemed to have elected that all of his accounts be invested in an available Investment Fund under the Plan that, in the Committee's sole discretion, has conservative risk and return characteristics. An investment election made in accordance with this Article shall remain in effect with respect to all future contributions allocated to the Participant's Accounts unless or until changed in accordance with the provisions of Section 7.3.

7.3  CHANGES IN INVESTMENT ELECTIONS

     A Participant may elect to change the investment instructions with respect to future contributions at any time according to the procedures prescribed by the Committee. Such changes shall be effective no later than the next Valuation Date and will apply to contributions received following the effective date of the election.

7.4  TRANSFERS BETWEEN INVESTMENT FUNDS

     Except for the amounts required to be invested in First Security Stock under Section 7.2(a), a Participant may elect to reapportion amounts in his Accounts among the Investment Funds by properly following procedures prescribed by the Committee on a daily basis, specifying the desired rearranged balance request. The amounts required to be invested in the First Security Stock Fund under Section 7.2(a) cannot be transferred out of the ESOP until the Participant has attained age 53. Any such election will be effective no later than the next Valuation Date.

7.5  COMMITTEE MAY AMEND RULES

     The Committee may adopt uniform rules providing for additional or different dates for the changes of or transfers between Investment Funds and may impose uniform limitations on changes or transfers as it deems appropriate.

                                  ARTICLE VIII

                             VESTING AND FORFEITURES

8.1  FULLY VESTED ACCOUNTS

     All amounts credited to a Participant's Salary Deferral, After Tax, Supplemental, Crossland Mortgage, Rollover Accounts PAYSOP, After Tax Loan, ESOP Deferral and Transfer Accounts shall be fully vested and nonforfeitable at all times.

8.2  MATCHING AND PROFIT SHARING ACCOUNTS

     (a) The amounts credited to a Participant's Matching and Profit Sharing Accounts shall be fully vested and nonforfeitable upon his death, Disability or attaining Normal Retirement Age, while employed. Such amounts shall also be fully vested and nonforfeitable on the date the Participant's employment is servered under (1), (2), or (3) below:

          (1) The Employee must have been involuntarily terminated due to a reduction in force with an actual severance date between July 5, 1995 and December 31, 1995, and must have been notified by the Corporation that the Employee's separation is due to a reduction in force, with a severance date between July 5, 1995 and December 31, 1995.

          (2) The Employee must have been identified between July 5, 1995 and December 31, 1995 by the Corporation for a separation as a part of VISION, and the Employee must have been notified by the Corporation that the separation as a part of VISION, with a severance date after July 5, 1995 and before December 31, 1996, qualifies the Employee for Enhanced Severance Pay under VISION.

          (3) The Employee is identified by the Committee as one whose job functions have been transferred to a third party and whose employment with the Corporation is terminated as a direct result of this transfer. This provision does not apply to employees whose job functions are eliminated and employment is terminated, such as a reduction in force termination except with respect to terminations described in (1) and (2), above.

     (b) Except as provided in paragraph (a), a Participant's Matching and Profit Sharing Accounts shall become vested and nonforfeitable upon the Participant's completing five years of Vesting Service.

8.3  FORFEITURES

     (a) If a Participant terminates employment when the Participant's Vested Percentage in his Matching and Profit Sharing Accounts is less than 100%,

          (1) the vested portion of his Accounts shall be distributed as provided in Article X, and

          (2) the unvested portion of his Accounts shall be forfeited as of the date of such distribution.

          If the Participant's Vested Percentage is zero, there shall be a deemed distribution of the vested Account balance upon termination of employment and the unvested balance shall be forfeited.

     (b) If a Participant who ceases to be an Employee is subsequently reemployed as an Employee , any amount forfeited pursuant to paragraph
          (a) shall be restored to the Participant's Accounts from which forfeited; provided, however, that if the Participant received a distribution of the vested portion of his Accounts, the forfeited amounts shall be reinstated only if the Participant repays the amount previously distributed before the fifth anniversary of the Reemployment Date (or, if earlier, before another distribution is made). If a deemed distribution of zero dollars was made on the Participant's previous termination of employment, he shall be deemed to have repaid the distribution upon reemployment as an Employee.

     (c) Forfeitures will be restored from amounts forfeited as of the Valuation Date coincident with or immediately following the date on which the Participant is reemployed or, if later, repays his distribution, and, to the extent such forfeitures are not sufficient, by a special Participating Employer contribution. The amount restored shall be equal to the amount forfeited, unadjusted by any subsequent gains or losses.

     (d) Until the Committee restores the Participant's Accounts, as described in Section 8.3(c), the Trustee will invest the cash-out amount the Participant has repaid in a segregated Account maintained solely for the Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Committee restores the Participant's Accounts, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Committee will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Committee determines that the Plan prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

     (e) Forfeitures not used to restore Participants' Accounts shall be used to reduce future Participating Employer contributions or as determined by the Committee, to pay expenses of Plan administration.

                                   ARTICLE IX

                     WITHDRAWALS AND LOANS DURING EMPLOYMENT

9.1  APPLICATION

     This Article IX applies only to active Employees of a Participating
     Employer.

9.2  WITHDRAWAL FROM AFTER TAX ACCOUNTS

     Except as provided in 9.4, a Participant may not withdraw any portion of the balance in his After Tax Account or After Tax Loan Account

9.3 HARDSHIP WITHDRAWALS FROM SALARY DEFERRAL ACCOUNTS OR CROSSLAND MORTGAGE ACCOUNT

     A Participant may request a withdrawal from his Salary Deferral Account or Crossland Mortgage Account on account of hardship, subject to the rules set forth in this Section after he has withdrawn all of his other Accounts which are available for withdrawal, and after he has taken all available plan loans pursuant to Section 9.7.

     (a)  The maximum amount of the withdrawal shall not exceed the lesser of:

          (1) the balance of the Participant's Salary Deferral Account as of December 31, 1988, plus the amount of the Salary Deferral Contributions made after that date plus the balance of the Crossland Mortgage Account, and

          (2) the amount necessary to meet the hardship need and any amounts (up to an additional 20%) necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

     (b) The Participant's request shall be in accordance with such procedures as are established by the Committee. The Committee shall review all hardship requests on the basis of criteria which do not discriminate in favor of highly compensated employees (as defined in Code Section 414(q)).

     (c) A hardship withdrawal will be granted only on account of an immediate and heavy financial need. The need may have been reasonably foreseeable or voluntarily incurred by the Participant. An immediate and heavy financial need shall exist if it is on account of:

          (1) unreimbursed expenses incurred (or to be incurred) by the Participant, his spouse, or his dependents (as described in Code
               Section 152) for medical care described in Code Section 213(d);

          (2) the purchase (excluding mortgage payments) of the principal residence of the Participant,

          (3) tuition and related educational fees for the next year of post-secondary education for the Participant, his spouse or his dependents,

          (4) the need to prevent the eviction from or the foreclosure on the Participant's principal residence, or

          (5) such other reason as the Commissioner of the Internal Revenue from time to time publishes in official documents of general applicability.

     (d) A hardship withdrawal will be granted only to the extent that the amount (plus up to an additional 20% for federal taxes) requested does not exceed the amount required to satisfy the need, and the need cannot be satisfied from any other resources reasonably available to the Participant. A need cannot be satisfied from other sources if both
          (1) and (2) are satisfied.

          (1) The Participant has withdrawn or borrowed the entire Vested Percentage of his Accounts to the extent available under this Article.

          (2) The Committee shall determine that the need cannot be satisfied from other sources if the Participant agrees that:

               (A) Salary Deferral Contributions on his behalf to this Plan (and all other plans of the Participating Employer) shall be suspended for twelve months after receipt of the hardship distribution, and

               (B) the maximum Salary Deferral Contribution that can be made on his behalf for the taxable year next following the taxable year of the hardship distribution shall be an amount equal to the excess of the 402(g) Limit (as defined in Section 5.4) for such next year over the amount of Salary Deferral Contributions made on his behalf in the taxable year of the hardship distribution.

9.4  WITHDRAWALS AFTER ATTAINING AGE 65

     A Participant who has attained age 65 may withdraw all or any portion of the Vested Percentage of his Accounts, subject to the following rules:

     (a) The Participant's request shall be in writing on such forms and in accordance with such procedures as the Committee specifies.

     (b) A withdrawal pursuant to this Section shall not affect the Participant's continued participation in the Plan.

9.5  PLAN LOANS

     The Committee, in its sole discretion and based on uniform and nondiscriminatory standards adopted by the Committee in writing, may direct the Trustee to make a loan to a party in interest (as defined in ERISA
     Section 3(14)) who is an active Participant, the (the "Borrower") provided the following conditions are met. The Committee specifically reserves the right to cease making loans at any time without prior notice. Active Participants for this purpose include Eligible Employees who have not yet satisfied the eligibility requirements, but who have a Rollover Account balance in the Plan.

     (a) APPLICATION PROCEDURE. The Borrower shall submit a loan application in accordance with such procedures and rules as the Committee specifies in writing from time to time, and shall include the written consent of the Borrower and his spouse, where applicable, witnessed by a notary public acknowledging the loan and the possible subsequent reduction in the Borrower's Accounts as security for such a loan. The Committee may impose a loan application fee provided it does so on a nondiscriminatory and consistent basis.

     (b) NUMBER OF LOANS. A Borrower may have no more than one loan outstanding at any time. A Borrower who defaults on a loan will not be eligible for a new loan until the prior defaulted loan is repaid.

     (c) AMOUNT OF LOAN. The principal amount of the loan shall not be less than $1,000 and shall not exceed the lesser of:

          (1)  $50,000 reduced by the excess of:

               (A) the highest outstanding balance of loans to the Borrower from the Plan during the 12-month period ending on the day before the date the loan was made, over

               (B) the outstanding balance of loans to the Borrower from the Plan on the date the loan was made; or

          (2)  One half of the Vested Percentage of the Borrower's Accounts.

     (d) SOURCE OF LOAN FUNDS. No loan may be funded from that portion of any account invested in the First Security Stock Fund.

     (e) COLLATERAL. Each loan shall be secured by no more than 50% of the Vested Percentage of the Borrower's Accounts and shall be supported by his collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee, requiring periodic payments of interest and principal no less frequently than quarterly. The remaining balance of the Borrower's Accounts shall remain unencumbered.

     (f) MINIMUM AND MAXIMUM TERM. The Committee shall determine the term of each loan which shall not exceed five years, must be no less than one year, and shall be in one-year increments.

     (g) INTEREST RATE. The Committee shall establish the interest rate for the term of the loan. The Committee shall make a good faith effort to determine a reasonable rate of interest (in accordance with Labor Regulations Section 2550.408b-1). The Committee may establish a higher rate of interest for loans which are not paid through payroll deduction.

     (h) AMORTIZATION SCHEDULE. The loan shall be subject to a substantially level amortization schedule, as determined by the Committee at the time the loan is made.

     (i) LOAN PAYMENTS. Loan payments shall be made by payroll deduction. If payroll deduction is not possible (because the Borrower is terminated or on leave of absence, does not receive a paycheck for a payroll period or receives a paycheck which is insufficient to cover the loan payment), the Borrower shall be obligated to submit loan payments by check or by money order to the Committee in accordance with the original amortization schedule and the Committee shall transfer such payment to the Trustee upon receipt. Loan payments made by check or money order may be subject to additional fees to cover the costs of processing. Loan repayments may be suspended for up to twelve-months for a Borrower on an approved leave of absence. When payment recommences, the term of the loan cannot be extended and the Borrower shall either (1) pay increased loan payments to account for the suspension of loan payments or (2) continue paying the loan payment amount in effect before the suspension and then pay the outstanding balance with the final loan payment. The Committee may charge the Borrower an additional fee if the loan payment amounts are recalculated.

     (j) ALLOCATION OF LOAN PAYMENTS. All loan payments shall be allocated among the Investment Funds in the same proportions as would a current contribution to such Accounts. If there is no current contribution being made, payments shall be allocated to the Investment Fund, which in the Committee's sole discretion, has conservative risk and return characteristics.

     (k) PREPAYMENT. A Borrower may repay, at any time and without penalty, the entire principal balance then outstanding and any interest due to date on the prepaid portion. Such repayment shall be made to the Committee, and the Committee shall transfer such prepaid amount to the Trustee upon receipt. Partial prepayment is not permitted.

     (l) DEFAULT. A Plan loan shall be in default and become due and payable in full if any payment is not made within 180 days following the date the loan payment was due. The Committee shall give the Borrower (or his Beneficiary) written notice of default and allow the Borrower to cure the default until the last business day of the calendar quarter following the end of the calendar quarter in which the required loan payment was due. If the default is not cured, the Committee shall institute foreclosure procedures (consistent with any Plan restrictions on distributions from the Borrower's Accounts). A Borrower's eligible rollover distribution (as defined by Code Section 402(c)(4)) shall not include any offset amount resulting from the Borrower's failure to timely repay his outstanding loan balance.

     (m) OUTSTANDING LOAN BALANCE AT DEATH OR TERMINATION OF EMPLOYMENT. Notwithstanding paragraph (l), the outstanding balance of a Plan loan (including accrued interest) shall become due and payable upon the Borrower's death or, except with respect to parties in interest, termination of employment. If the arrangements to pay off the balance are not made within 90 days, the Committee shall declare the loan in default and satisfy the obligation from the Vested Percentage of the Borrower's Account. An eligible rollover distribution (as defined by Code Section 402(c)(4)) shall not include any offset amount resulting from the Borrower's failure to timely repay his outstanding loan balance.

     (n) WRITTEN LOAN PROCEDURES. Loans under this Section 9.5 shall be governed by the terms of the First Security Incentive Savings and Trust Agreement Participant Loan Program which is hereby incorporated by reference herein.

9.6  VALUING WITHDRAWALS AND LOANS

     (a) The amount of any withdrawal or loan shall be based on the balance of the Participant's Accounts on the Valuation Date following the date the requests are collected for processing.

     (b) Withdrawals and loans shall be funded pro rata from the Investment Funds in which the Participant's Account(s) are invested., excluding the ESOP and PAYSOP Accounts.

                                    ARTICLE X

                               PAYMENT OF BENEFITS

10.1 DISTRIBUTION

     (a) A Participant shall be entitled to receive the Vested Percentage of his Accounts upon termination of employment from all members of the Controlled Group whether for retirement, quit, discharge or Disability. The Committee shall value the Vested Percentage of the Participant's Accounts on the Valuation Date following the date Participants' requests for benefits are collected for processing, (or the date of termination of employment, if later), which shall not be less than weekly.

     (b) The Plan does not provide any annuity distributions to Participants nor to surviving spouses unless this Plan is the direct or indirect transferee from a plan subject to Section 417 of the Code. Provisions describing transfers subject to Section 417 of the Code, and provisions governing the distribution of such transfers are described in Appendix C.

     (c) A Participant or Beneficiary may elect distribution (i) in a lump sum of cash (or to the extent that a Participant's Accounts are invested in the First Security Stock Fund, in whole shares of Employer Stock, provided that the Participant or Beneficiary so elects, or (ii) in such amount or amounts of the Vested Percentage of his or her accounts as he or she may elect from time to time, provided that each such distribution must be in an amount of at least one thousand dollars ($1,000)

     (d) If the distribution is an eligible rollover distribution (as defined in Section 402(c)(4) of the Code), a Participant can direct the Plan Administrator to have all or a portion (expressed as a whole percentage provided the amount is at least $500) of the distribution directly rolled over to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code) and the balance, if any, paid to him. A request for a direct rollover shall be in writing on a form provided by the Plan Administrator submitted according to procedures and deadlines established by the Plan Administrator. The Participant must provide all information required by the Plan Administrator to effect the direct rollover. A Participant may direct a distribution to be rolled to more than one eligible retirement plan.

     (e) If a distribution is not subject to Code Sections 401(a)(11) and 417, it may be made less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

          (1) the Plan Administrator clearly informs the Participant that he is entitled to have at least 30 days after the date the notice to consider whether to elect a distribution or to defer distribution, and

          (2) the Participant, after receiving the notice, affirmatively elects to receive a distribution.

     (f) If the value of a Participant's Accounts exceeds $5,000, distribution shall not be made to a Participant before the earlier of:

          (1)  the date the Participant consents to the distribution, or

          (2)  the Participant attains Normal Retirement Age.

          The Committee shall inform the Participant of his right to defer commencement under this paragraph. A Participant's failure to consent shall be treated as an election to defer to the earlier of (1) and
          (2).

     (g) Distribution shall commence as soon as administratively practicable following the event described in paragraph (a). Notwithstanding the foregoing, unless the Participant elects otherwise, a Participant's benefits shall be paid no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the Participant attains Normal Retirement Age; (2) the 10th anniversary of the Participant's entry into the Plan; or (3) the Participant ceases to be an Employee. The Participant's failure to elect distribution shall be deemed to be an election to defer payment of benefits.

     (h) If the Participant dies before distribution commences, the Vested Percentage of his Accounts shall be valued for purposes of distribution on the Valuation Date coinciding with the date investments are liquidated for payment, and then distributed

          (1) in a single sum payment to the Participant's Beneficiary as soon as administratively practicable after the date of death, but in no event later than the fifth anniversary of the Participant's death, or

          (2) if the value exceeds $5,000, in substantially equal monthly installments to the Beneficiary over a period certain not to exceed the life expectancy of the Beneficiary, commencing not later than the first anniversary of the Participant's death.

               If the Beneficiary is the Participant's Eligible Spouse and the Vested Percentage of the Participant's Accounts exceeds $5,000, the Eligible Spouse may elect to defer distribution to any future date but not beyond the date the Participant would have attained age 70 1/2. The Eligible Spouse's election to defer distribution is not valid if made more than 90 days before the annuity starting date (as defined in Code Section 417(f)(2)). If distribution is deferred, the Accounts shall be valued on the Valuation Date following the date requests for distribution are collected for processing, which shall not be less than weekly. The Eligible Spouse may choose to use the direct rollover option described in paragraph (d), but only to an individual retirement account or annuity. If the Eligible Spouse dies before distribution is made (or completed), the Accounts shall be paid to the Beneficiary designated by the Eligible Spouse, or if none, pursuant to
               Section 10.2(c), as though the Eligible Spouse were the Participant.

          (i) If the Participant dies after distribution commences, the remaining portion of his vested interest with the Plan will be distributed at least as rapidly as under the method of distribution in effect at death.

          (j) Effective January 1, 1999 (and prior to January 1, 2000), distribution of the Participants' benefits from the Plan shall commence no later than April 1 following the calendar year in which the Participant attains age 70 1/2.

          (k)  Effective January 1, 2000:

               (1) If a Participant of the Plan is not a 5% owner of Employer Stock within the meaning of Code Section 401(a)(9), distribution of the Participant's benefits from the Plan shall commence no later than the April 1 following the later of (1) the calendar year in which the Participant attains age 70 1/2 (if the Participant is still actively employed by a Participating Employer), or (2) the calendar year in which the Participant actually retires.

               (2) If a Participant of the Plan is a 5% owner of Employer Stock within the meaning of Code Section 401(a)(9), distribution of the Participant's benefits from the Plan shall commence no later than the April 1 following the calendar year in which the Participant attains age 70 1/2.

               (3) Distributions required to be made by this Section 10.1(k) shall be made in accordance with this Article. Distributions due to attainment of age 70 1/2 to a Participant no longer employed by a Participating Employer, or to a 5% owner whether employed by a Participating Employer or not, are distributions made to satisfy Code Section 401(a)(9) and are not eligible for the direct rollover option described in paragraph (d).

10.2 BENEFICIARY DESIGNATION

     (j) Subject to the provisions of paragraph (b), each Participant shall designate a Beneficiary to whom the Vested Percentage of his Accounts will be paid if the Participant dies before receiving his entire Accounts. Each Beneficiary designation shall be in writing, signed by the Participant, on a form furnished by the Committee. The Participant may from time to time change his Beneficiary designation. Each subsequent change in Beneficiary designation filed with the Committee will cancel all previous Beneficiary designations.

     (k) No designation of a Beneficiary other than the Participant's Eligible Spouse shall be effective unless the Eligible Spouse consents in writing to such designation, the Eligible Spouse's consent acknowledges the effect of such designation, and the Eligible Spouse's signature is witnessed by a notary public. The revocation of a Beneficiary designation and designation of a new Beneficiary (other than the Eligible Spouse) shall not be effective unless the spousal consent requirements of the preceding sentence are satisfied. Any consent by an Eligible Spouse shall be effective only with respect to such spouse. Notwithstanding the foregoing, spousal consent shall not be required if it is established to the satisfaction of the Committee that spousal consent cannot be obtained because there is no Eligible Spouse, or because the Eligible Spouse cannot be located. If the Eligible Spouse is legally incompetent to give consent, the legal guardian of the Eligible Spouse (even if it is the Participant) may give consent. If the Participant and the Eligible Spouse are legally separated (or the Participant has been abandoned under local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

     (l) If a Participant fails to designate a Beneficiary in the manner provided above, if the Participant's Eligible Spouse fails to consent as provided above, or if the designated Beneficiary predeceases the Participant, the Participant's benefits shall be paid in accordance with the following order of priority: the Participant's (1) surviving spouse, (2) surviving issue (by right of representation), (3) surviving parents, and (4) estate.

10.3 BENEFITS TO MINORS AND LEGAL INCOMPETENTS

     (m) In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid to that person's then living parent(s) to act as custodian or, if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

     (n) In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire in the application of any funds so paid.

     (o) Subject to the foregoing, if any Beneficiary is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed, the Committee may, in its discretion, direct the Trustee to make such payment to any person or institution maintaining the Participant Beneficiary. If such individual has a legal representative, payment shall be made to the legal representative.

     (p) Any payment made in accordance with the provisions of this Section shall completely discharge any liability for the making of such payment under the provisions of the Plan. The Committee and Trustee shall not be required to see to the application of any such distributions. Distributions made pursuant to this Section 10.3 shall operate as a complete discharge of the Committee, the Trustee, and the Plan Administrator.

10.4 UNCLAIMED BENEFITS

     If, after diligent efforts to do so, the Plan Administrator is unable to locate a Participant or Beneficiary who is entitled to receive a benefit under the Plan within three years after the date such benefit is required to be distributed, such benefit shall be used to defray the reasonable expenses of administering the Plan. If the Participant or Beneficiary is thereafter located, his benefits shall be reinstated (without adjustment for earnings or losses) by making, if necessary, a special contribution to the Plan as soon as reasonably practicable.

10.5 GENERAL CONDITIONS

     (a) Payment of benefits under this Plan to a Participant or Beneficiary, or to their legal representative, shall constitute full satisfaction of claims hereunder against the Trustee, the Corporation, the Committee and the Plan Administrator.

     (b) All benefits under the Plan shall be distributed from the Trust Fund. Neither Participating Employers nor the Corporation shall be liable or responsible therefor.

     (c) The Committee may require the Participant to submit a request (in writing or otherwise) for payment of benefits to the Committee containing such forms as the Committee reasonably requires to make distribution.

10.6 QUALIFIED DOMESTIC RELATIONS ORDER

     The Committee will comply with provisions of an order it determines to be a Qualified Domestic Relations Order. An alternate payee (as defined in Code
     Section 414(p)(8)) may choose to use the direct rollover option described in Section 10.1(d). Except as provided in (c) below, distribution shall not be made prior to the earliest retirement age on which the Participant could receive his Accounts. For purposes of this Section, "earliest retirement age" means the earlier of:

     (a) the date on which the Participant is entitled to a distribution under the Plan, or

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

     (b)  the later of:

          (1)  the date the Participant attains age 50, or

          (2) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

     (c) a distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this
          Section 10.6 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

                                   ARTICLE XI

                             ADMINISTRATION OF PLAN

11.1 FIDUCIARIES

     The Committee, the Trustee and each Investment Manager shall be the fiduciaries of the Plan (hereinafter called "fiduciaries"), but only with respect to the specific responsibilities of each for the operation and administration of the Plan and Trust Fund. Each fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given it under the Plan and Trust Agreement.

11.2 THE CORPORATION

     The Corporation shall have sole responsibility for making contributions provided under the Plan, determining the amount of any annual contribution, appointing and removing members of the Committee, and amending or terminating the Plan and Trust Agreement. Any action by the Corporation under this Plan shall be made by resolution of its Board of Directors, or by any person duly authorized by resolution of the Board of Directors to take such action.

11.3 THE PLAN ADMINISTRATOR

     The Corporation shall be the "Plan Administrator" of the Plan as defined by ERISA Section 3(16)(A).

11.4 THE COMMITTEE

     A committee (hereinafter referred to as the "Committee") shall be appointed consisting of not less than three members who shall be selected by, and serve at the pleasure of, the Board of Directors. The Board of Directors may, from time to time, vary the number of the membership of the Committee within the aforementioned limits. A member of the Committee may be removed or appointed by the Board of Directors for any reason or for no reason and at any meeting of such Board, whether or not called for such purpose. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors at least ten (10) days prior to the effective date of such resignation. Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors.

     The Committee may, by majority action, choose from its number a Chairman to preside at its meeting and a Secretary, who need not be a member of the Committee. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan and perform such other duties and functions as the Committee may prescribe. It may in a like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of such person shall have the same force and effect as if taken by the entire Committee. Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

     The Committee's powers shall include all powers of the Plan Administrator and specifically, but without limitation, the full and absolute discretion to do the following:

     (a) to construe and interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all Employees, Participants, Beneficiaries and all other persons;

     (b) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

     (c) to make and enforce such rules and regulations as it shall deem necessary and proper for the efficient administration of the Plan;

     (d) to adopt uniform and nondiscriminatory administrative procedures to determine whether a court order is a Qualified Domestic Relations Order;

     (e) to select Investment Funds consistent with the objectives of the Plan and the requirements of ERISA;

     (f) to grant or deny in-service withdrawal requests and loan applications and adopt procedures to administer withdrawals and loans;

     (g) to compute the amount of any distribution which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

     (h)  to authorize the Trustee to make distributions;

     (i) to employ actuaries, attorneys, accountants, consultants, investment counselors, trustees, and other experts to act as the Committee's agents and to assist the Committee in fulfilling its duties and obligations as Plan Administrator, provided, however, that such assistants shall not have discretionary authority over management or administration of the Plan or investment of Plan assets unless specifically delegated in writing by the Committee and accepted in a signed writing by the delegee;

     (j) to appoint additional or successor Trustees and, in accordance with the Trust Agreement, to appoint Investment Managers to manage the Trust Fund and/or any Investment Fund thereunder;

     (k)  to administer claims procedures; and

     (l) to perform necessary and proper functions in the operation of the Plan.

     Decisions of the Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Participating Employers, the Trustee, Participants, their Beneficiaries and all others.

11.5 DELEGATION OF ADMINISTRATIVE POWERS

     The Committee may allocate any of its duties and powers to one or more of its members and may delegate any such duties and powers to one or more persons, by an action in writing. The Committee may revoke any such allocation or delegation at any time by advising the affected party in writing that delegation of any or all responsibility will be terminated. Revocation shall become effective on or after receipt of written notice by the affected party. Any party who has accepted the delegation of any or all of the responsibilities designated under this section above may at any time advise the Committee in writing that it wishes to terminate such acceptance. Termination shall become effective on or after receipt of written notice by the Committee.

11.6 TRUSTEE

     (a) APPOINTMENT OF TRUSTEE. First Security Bank, N.A., is the Trustee. Successor Trustees shall be appointed and may be removed pursuant to Sections 15.11 and 15.12 of the Plan.

     (b) DUTIES OF TRUSTEE. The Trustee, upon accepting this appointment, agrees to accept the provisions hereof and to carry out provisions of the Plan and Trust Agreement to be performed by the Trustee. Not in limitation thereof, the Trustee shall be the owner of the assets held in the Trust Fund under this Plan and shall be entitled to exercise each and every incident of ownership unless there is an express provision to the contrary in the Plan or Trust Agreement. Unless an Investment Manager has been appointed, the Trustee shall have exclusive authority to manage and control Plan assets and shall invest and reinvest Plan assets as provided in the Plan and Trust Agreement. The Trustee shall receive all Participating Employer and Employee contributions, but shall not be responsible for the collection of any contributions under the Plan and shall have no power to inquire into the accuracy of any contributions made by a Participating Employer.

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

          The Trustee shall make payments out of the Trust Fund to Participants and Beneficiaries in accordance with the directions of the Committee. The Trustee shall have such further duties as are set out in the Trust Agreement.

11.7 CLAIMS PROCEDURES

     The Committee may adopt procedures for Participants and Beneficiaries to submit claims under the Plan. All such procedures shall be deemed modified to the extent necessary to comply with the requirements of ERISA. Subject to ERISA's requirements and such other procedures as the Committee may adopt, the following procedures of this Section shall apply and shall be the minimum requirements for administering claims under the Plan.

     (a) NOTICE OF DENIAL. Whenever a Participant terminates employment with the Participating Employer, the Committee shall compute and report the Participant's Vested Percentage of his Accounts. If the Participant (or Beneficiary) believes he is entitled to a greater benefit, he may file a written request for review of the benefit determination by the Committee. The Committee may require additional information if necessary to process the request. Similarly, Participants and Beneficiaries may file with the Committee a written request for review of any other determination under the Plan affecting benefits claimed by such individuals. The Committee (or its delegate) shall review the request, and within 90 days of the Participant's request, the Committee shall provide written notice to any claimant whose claim for benefits under the Plan is being denied, in whole or in part. Such notice shall be written in a manner calculated to be understood by the claimant and shall include:

          (1)  The specific reason or reasons for such denial;

          (2) Specific references to pertinent Plan provisions upon which the denial is based;

          (3) A description of any additional material or information which may be needed to clarify the request, including an explanation of why such information is required; and

          (4)  An explanation of this Plan's claim review procedures.

     (b) EXTENSION OF TIME. However, if an extension of time is required by special circumstances, written notice may be furnished to the claimant within the 90-day period referred to above which states the special circumstances requiring the extension and the date by which a decision can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice is received within 90 days of the date the claim is submitted, the claimant may assume his claim has been denied and may submit an appeal for review of the claim.

     (c) REVIEW PROCEDURE. Any claimant whose claim for benefits has been denied by the Committee may appeal to the Committee for a review of the denial by making a written request therefore within 60 days of receipt of a notification of denial. The claimant may upon request to the Committee examine any pertinent documents. The claimant may, if he chooses, submit to the Committee written issues, comments or other information upon which the claimant relies in support of his claim, or may request a representative to make such written submissions on his behalf.

          (1) Within 60 days after receipt of a request for review, the Committee shall notify the claimant in writing of its decision, and, if the Committee confirms the denial in whole or in part, the notice shall set forth the reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

          (2) Notwithstanding the foregoing, if the Committee determines that special circumstances require additional time for processing, the Committee may extend such 60-day period, but not by more than an additional 60 days, and shall notify the claimant of such extension. If no notice is received within the 60-day period (or extended period, if applicable), the claim shall be deemed denied.

11.8 INDEMNIFICATION

     The Committee and any delegates appointed pursuant to Section 11.5 shall be bonded in accordance with the provisions of Section 412(a) of ERISA and regulations issued thereunder. The expense of any such bond and all expenses of the Committee or such delegates shall be paid by the Trust Fund to the extent not paid by the Corporation and the Corporation shall furnish the Committee or such delegates with all clerical or other assistance necessary in the performance of their duties. The Committee is authorized at the expense of the Corporation to employ such legal counsel and advisors as it may deem advisable to assist in the performance of its duties hereunder.

     To the extent permitted by law, the Corporation shall, and hereby does, indemnify and hold harmless members of the Board of Directors, the members of the Committee and any other Employees who may be deemed to be fiduciaries of the Plan, from and against any and all losses, claims, damages or liabilities (including attorney's fees and amounts paid, with the approval of the Corporation, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual. Any individual person so indemnified shall, within 60 days after receipt of notice of any action, suit or proceeding, notify the Corporation and offer in writing to the Corporation the opportunity at its own expense, to handle and defend such action, suit or proceeding, and the Corporation shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. Failure to give the Corporation such notice shall relieve the Corporation of any liability under this Section. The Corporation may satisfy its obligations under this provision (in whole or in part) by the purchase of a policy or policies of insurance.

                                   ARTICLE XII

                       AMENDMENT, TERMINATION, AND MERGER

12.1 AMENDMENT

     The Board of Directors reserves the right at any time to modify or amend any or all of the provisions of the Plan and to amend or cancel any amendments. The Board of Directors may delegate the power to amend this Plan to the Committee or other delegates. Such amendment shall be stated in an instrument in writing, executed in the same manner as this Plan. No modification or amendment will reduce any Participant's Account balance determined as of the later of the effective date of the amendment or the date the amendment is adopted, except to the extent allowed by law; and provided further, that no amendment shall have the effect of revesting in any Participating Employer any part of the assets of the Plan or of diverting any part of the assets of the Plan to purposes other than for the exclusive benefit of the Participants and their Beneficiaries or to defray reasonable expenses of Plan administration at any time prior to the satisfaction of all liabilities under the Plan. No amendment which affects the rights, duties or obligations of the Trustee shall be effective without its express consent.

12.2 CHANGE IN VESTING SCHEDULE

     (a) If the Plan's vesting schedule is amended (by application of Article XIV or otherwise), each Participant who has completed three years of service (whether or not consecutive) with an Participating Employer and whose Vested Percentage will be determined on any date after the effective date of the amendment, may elect to have his Vested Percentage determined under the prior vesting schedule. An election need not be provided to any Participant whose Vested Percentage after the amendment would at all times be greater than what his Vested Percentage would have been under the prior vesting schedule. Once made, the election is irrevocable.

     (b) The election period will begin no later than the date the Plan amendment is adopted and end no earlier than the 60th day after the latest of the following dates:

          (1)  The date the amendment is adopted; or

          (2)  The date the amendment becomes effective; or

          (3) The date the Participant is issued written notice of the amendment by the Plan Administrator.

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

12.3 PLAN TERMINATION

     (a) Each Participating Employer reserves the right to terminate the Plan, in whole or in part, with respect to part or all of its Employees, by resolution of its board of directors. The Board of Directors of the Corporation reserves the right to terminate the Plan in its entirety. Upon termination or partial termination, including the permanent cessation of contributions by an Participating Employer, the Accounts of affected Participants shall become fully vested and nonforfeitable. An affected Participant shall have no recourse toward satisfaction of his nonforfeitable benefits other than from Plan assets.

     (b)  If a partial termination (within the meaning of Treasury Regulation
          Section 1.411(d)-2(b)) of the Plan occurs, all affected Participants shall have a Vested Percentage of 100% in their Accounts as of the date of the partial termination.

     (c) Upon termination or partial termination of the Plan, the Accounts of affected Participants may continue to be held in the Trust or may be distributed to the Participants as determined by the Committee but only to the extent permitted by law. Distributions shall be made in accordance with Article X.

12.4 MERGER

     (a) Neither the merger of any Participating Employer with any other organization nor the merger of this Plan with any other qualified retirement plan shall in and of itself result in the termination of this Plan or be deemed a termination of employment with respect to any Employee.

     (b) In the event of a merger or consolidation of this Plan with any other Plan, or a transfer of assets or liabilities from this Plan to another plan, each Participant's Account balances immediately after the merger, consolidation, or transfer shall not be less than they were immediately prior to the merger, consolidation or transfer. For purposes of this Section, each Participant's Account balance shall be determined as if the Plan had terminated as of the date of merger, consolidation, or transfer.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1 NO GUARANTEE OF EMPLOYMENT

     Nothing contained in this Plan or in the forms issued pursuant to this Plan shall be construed as a contract of employment between a Participating Employer and any Employee, or as a right of any Employee to be continued in the employment of a Participating Employer or to be rehired by a Participating Employer, or as a limitation of the right of a Participating Employer to discharge any of its Employees, with or without cause.

13.2 NO GUARANTEE OF VALUE OF TRUST FUND ASSETS

     Neither the Trustee, the Corporation, the Committee, the Plan Administrator nor any Participating Employer in any way guarantees the Trust Fund from loss or depreciation.

13.3 RIGHTS TO TRUST FUND ASSETS

     No Participant shall have any right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. Except to the extent required by a Qualified Domestic Relations Order, no benefit, payment or distribution under this Plan shall be subject either to the claim of any creditor of a Participant, spouse, or Beneficiary, or to attachment, garnishment, levy (other than a federal tax levy under Code Section 6331), execution or other legal or equitable process, by any creditor of such person, and no such person shall have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan. The Trust Fund shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     Additionally, the foregoing shall not prevent the Plan from offsetting a Participant's benefits if a Participant is ordered or required to make payments to the Plan and if:

     (a) the order or requirement arises under a judgement, order, decree, or settlement for certain crimes or violations of ERISA;

     (b) the judgement, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits.

13.4 CORRECTION OF ERRORS

     If an error in any Account or record (including the amount of a distribution) is discovered which would result in any Participant's Account being more or less than it would have been had the error not been discovered or had the record been correct, the Committee and the Trustee shall correct the error by adjusting, to the extent reasonable and practical, the Accounts or records, as the case may be, including adjusting the amount of a distribution. Any such correction shall be conclusive and binding on all Participants.

13.5 SEVERABILITY

     In the event any Article, paragraph, subparagraph or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan and Trust Agreement, and the Plan and Trust Agreement shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan or Trust Agreement.

13.6 APPLICABLE LAW

     The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and other applicable federal law, and to the extent not preempted, the laws of the State of Utah.

13.7 PLAN EXPENSES

     All expenses of administering the Plan and Trust Fund shall be paid by the Plan unless paid by the Participating Employer in its discretion.

13.8 EXCLUSIVE BENEFIT; RETURN OF CONTRIBUTIONS

     Contributions made by the Participating Employer to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Participating Employer or to be used in any manner other than for the exclusive purpose of providing benefits to Participants and Beneficiaries, and for defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to a Participating Employer of all or part of a Participating Employer contribution

     (a) which is made by the Participating Employer by a mistake of fact, provided the return of such contribution is made within one year after the payment thereof; or

     (b) to the extent a deduction thereof under Code Section 404 is disallowed, as long as the return is made within one year after the disallowance. All contributions shall be deemed to be so conditioned unless the Participating Employer expressly provides otherwise.

13.9  HEADINGS AND SUBHEADINGS

      Headings and subheadings in this agreement are inserted for convenience of records only and are not to be considered in the construction of the provisions hereof.

13.10 NOTIFICATION OF ADDRESS

      Each Participant, former Participant and Beneficiary shall file with his Participating Employer from time to time in writing, his current post office address and shall notify his Participating Employer of each change in his post office address in accordance with such procedures as the Participating Employer or Committee shall establish. The Participating Employer, Committee and Trustee shall be entitled to rely on the last post office address furnished to the Participating Employer by such person for purposes of providing notice to such person, payment of benefits or any other purpose.

13.11 GENDER

      The masculine gender as used herein includes the feminine gender.

                                   ARTICLE XIV

                           TOP-HEAVY PLAN RESTRICTIONS

14.1 GENERAL

     This Article shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder. Regardless of how the terms defined in this Article are otherwise defined in the Plan, the definitions in this Article shall govern for the purposes of this Article.

14.2 DEFINITIONS

     (a) The "Benefit Amount" for any Employee means (1) in the case of any Defined Benefit Plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any Defined Contribution Plan, the sum of the amount credited, on the Determination Date, to each of the accounts maintained on behalf of such employee (including amounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date.

     (b) "Company" means any Company (including unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Article.

     (c) "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

     (d) "Employees" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

     (e) "Key Employee" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

          (1) one of the ten (10) Employees of the Company receiving annual compensation therefrom of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both a more than 1/2 percent interest and the largest interest in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

          (2)  a five percent owner of the Company;

          (3) a one percent owner of the Company who receives annual compensation above one hundred fifty thousand dollars ($150,000); or

          (4) an officer of the Company having an annual compensation greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (i) fifty (50) employees or (ii) the greater of three employees or ten percent (10%) of the Company's employees shall be treated as officers).

          For purposes of this definition, "compensation" means all earnings reported on an Employee's Form W-2 for the calendar year that ends within the Plan Year. This definition shall be interpreted in accordance with Sections 414(q)(7), 415(c)(3) and 416(i) of the Code and the regulations promulgated thereunder and such rules are hereby incorporated by reference.

     (f) "Valuation Date" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the twelve
          (12) month period ending on the Determination Date.

     (g) "Years of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.

14.3 TOP-HEAVY DEFINITION

     This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the sum of the Benefit Amounts of all Employees who are Key Employees exceeds sixty percent (60%) of the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

     (a) The Benefit Amounts of all Employees who are not Key Employees and who were Key Employees during any prior Plan Year shall be disregarded.

     (b) The Benefit Amounts of all Employees who have not performed any service for the Company at any time during the five-year period ending on the Determination Date shall be disregarded.

     (c) This calculation shall be made by aggregating any plans qualified under Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group." The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and
          Section 410 of the Code.

     (d) This calculation shall be made in accordance with Section 416 of the Code and the regulations thereunder and such rules are hereby incorporated by reference.

14.4 VESTING PERCENTAGE

     For any Plan Year in which the Plan is Top-Heavy, each active Participant who is a Non-Key Employee shall have a Vested Percentage in his Accounts (other than Salary Deferral, After Tax, Supplemental, Rollover, PAYSOP, After Tax Loan, ESOP Deferral, Transfer and Crossland Mortgage) of not less than that provided under the following schedule:

    Years of Vesting Service        Vested Percentage
         Less than 2                       0%
         2                                20%
         3                                40%
         4                                60%
         5 or more                       100%

     Regardless of whether the Plan is Top Heavy, a Participant shall continue to be 100% vested in his Salary Deferral, After Tax, Supplemental, Rollover, PAYSOP, After Tax Loan, ESOP Deferral, Transfer and Crossland Mortgage Accounts. Except to the extent inconsistent with these provisions, the minimum vesting standards under Code Section 411, including Section 411(a)(10) (regarding changes in the vesting schedule) are applicable.

     Notwithstanding the preceding paragraph, if the Plan is no longer top-heavy in a Plan Year following a Plan Year in which it was top-heavy, a Participant's vesting percentage shall be computed under the vesting schedule that otherwise exists under this Plan. However, in no event shall a Participant's vested percentage in his accrued benefit be reduced. In addition, a Participant shall have the option of remaining under the vesting schedule set forth in this Section if he has completed three years of Vesting Service. The period for exercising such option shall begin on the first day of the Plan Year for which the Plan is no longer top-heavy and shall end 60 days after the later of (i) the first day of such Plan Year or (ii) the day the Participant is issued written notice of such option by the Employer or Committee.

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

14.5 MINIMUM BENEFITS OR CONTRIBUTIONS AND SECTION 415 LIMITATIONS

     (a) If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

          (1) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if this Plan and all other plans which are part of the aggregation group are Defined Contribution Plans, each Participant (and any other employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to three percent (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation within the meaning of Section 415(c) of the Code for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (1) regardless of his level of compensation, (2) without regard to whether he has made any mandatory contributions required under the plan, and (3) regardless of whether he has less than 1,000 hours of service (or the equivalent) for the accrual computation period.

          (2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a Defined Benefit Plan each Participant who is a participant in any such Defined Benefit Plan (who is not a Key Employee) who accrues a full Year of Vesting Service during such Plan Year shall be entitled to an annual normal retirement benefit from a Defined Benefit Plan which is part of the aggregation group which shall not be less than the product of (1) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of two percent per Year of Vesting Service or 20 percent (the "defined benefit minimum"). A non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his compensation is less than a stated minimum or (2) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (1) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a year of service in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such Defined Benefit Plan shall receive the defined contribution minimum (as defined in Paragraph (a)(1) above).

          (3) If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall only be entitled to the minimum described in paragraph (1) and "three percent (3%)" shall be replaced by five percent (5%). Notwithstanding the preceding sentence, if the accrual rate under the plan described in paragraph (2) would comply with this Section 14.5 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

     (b) If the joint limitation provisions of Code Section 415(e) are applicable, unless the Plan qualifies under an exception as described in Section 416(h)(2) of the Code, "1.0" shall be substituted for "1.25" in the application of subsections (2)(B) and (3)(B) of Code
          Section 415(e) and Code Section 415(e)(7)(B)(i) shall be applied by substituting "$41,500" for "$51,875."


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

                                   ARTICLE XV

                           TRUSTEE, POWERS AND DUTIES


15.1 ACCEPTANCE

     The Trustee accepts the Trust created under the Plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

15.2 RECEIPT OF CONTRIBUTIONS

     The Trustee is accountable to the Corporation for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

15.3 INVESTMENT POWERS

     (a) TRUSTEE POWERS. The Trustee has full discretion and authority with regard to the investment of the Trust Fund, except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager or with respect to a Plan asset properly subject to Participant or Committee direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Committee. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

          (1) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, limited partnerships, insurance contracts of any type, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, to buy and sell commodities, commodity options and contracts for the future delivery of commodities, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but

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

               must be of a kind constituting a diversification considered by law suitable for trust investments.

          (2) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest.

          (3) To invest, if the Trustee is a bank or similar financial institution supervised by the United States or by a State, in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code Section 414(b)) at a reasonable rate of interest or in a common trust fund, as described in Code Section 584, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, which the Trustee (or its affiliate, as defined in Code Section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.

          (4) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

          (5) To credit and distribute the Trust as directed by the Committee. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Committee for any payment or distribution made by it in good faith on the order or direction of the Committee.

          (6) To borrow money, to assume indebtedness, extend mortgages and encumber by mortgage or pledge.

          (7) To compromise, contest, arbitrate or abandon claims and demands, in its discretion.

          (8) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights. The Trustee exercises all voting rights with respect to Employer stock held in Non-ESOP Accounts by the Plan and shall exercise those rights in accordance with the instructions of Participants to the extent of their Non-ESOP Accounts' interest in the First

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

               Security Stock Fund. The Trustee will establish procedures for distributing proxy material to, and soliciting voting instructions from, Participants on all corporate matters that are subject to vote of the Employers' shareholders. Any shares with respect to which no instructions are received must be voted in the same proportion as shares with respect to which the Trustee does receive instructions on Non-ESOP Accounts.

          (9) To lease for oil, gas and other mineral purposes and to create mineral severances by grant or reservation; to pool or unitize interests in oil, gas and other minerals; and to enter into operating agreements and to execute division and transfer orders.

          (10) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship.

          (11) To perform any and all other acts in its judgement necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

          (12) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction.

          (13) To file all tax returns required of the Trustee.

          (14) To furnish to the Corporation, the Plan Administrator and the Committee an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Corporation, the Plan Administrator and the Committee, except as to any act or transaction concerning which the Corporation, the Plan Administrator or the Committee files with the Trustee written exceptions or objections within 90 days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object.

          (15) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

     (b) PARTICIPANT LOANS. This Section 15.3(b) specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant or to a Beneficiary in

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

          accordance with the loan policy established by the Committee, provided: (1) the loan policy satisfies the requirements of Section 9.5; (2) loans are available to all Participants and Beneficiaries on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the loan provides for repayment within a specified time;
          (5) the default provisions of the note prohibit offset of Vested Percentage of the Participant's Accounts prior to the time the Trustee otherwise would distribute the Participant's Accounts; (6) the amount of the loan does not exceed (at the time the Plan extends the loan) the Vested Percentage of the Participant's Accounts; and (7) the loan otherwise conforms to the exemption provided by Code
          Section 4975(d)(1).

     (c) INVESTMENT IN QUALIFYING EMPLOYER SECURITIES AND QUALIFYING EMPLOYER REAL PROPERTY. The Trustee may invest in qualifying employer securities or qualifying employer real property, as defined in and as limited by ERISA. The aggregate investments in qualifying employer securities and in qualifying employer real property may not exceed 100% of the value of Plan assets.

15.4 RECORDS AND STATEMENTS

     The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, Committee and the Corporation at all reasonable times and may be audited from time to time by any person or persons as the Corporation, Plan Administrator or Committee may specify in writing. The Trustee must furnish the Plan Administrator or Committee with whatever information relating to the Trust Fund the Plan Administrator or Committee considers necessary.

15.5 FEES AND EXPENSES FROM FUND

     The Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Corporation and the Trustee. No person who is receiving full pay from the Corporation may receive compensation for services as Trustee. The Trustee will pay from the Trust Fund all fees and expenses reasonably incurred by the Plan, to the extent such fees and expenses are for the ordinary and necessary administration and operation of the Plan, unless the Corporation pays the fees and expenses. Any fee or expense paid, directly or indirectly, by the Corporation is not a Corporation contribution to the Plan, provided the fee or expense relates to the ordinary and necessary administration of the Fund.

15.6 PARTIES TO LITIGATION

     Except as otherwise provided by ERISA, no Participant or Beneficiary is a necessary party or is required to receive notice of process in any court proceeding involving the Plan, the Trust Fund or any fiduciary of the Plan. Any final judgement entered in any proceeding will be conclusive upon the Corporation, the Plan Administrator, the Committee, the Trustee, Participants and Beneficiaries.

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

15.7  PROFESSIONAL AGENTS

      The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

15.8  DISTRIBUTION OF CASH OR PROPERTY

      The Trustee may make distribution under the Plan in cash or property, or partly in each, at its fair market value as determined by the Trustee.

15.9  DISTRIBUTION DIRECTIONS

      If no one claims a payment or distribution made from the Trust, the Trustee must promptly notify the Committee and then dispose of the payment in accordance with the subsequent direction of the Committee.

15.10 THIRD PARTY/MULTIPLE TRUSTEES

      No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund or any portion of the Trust Fund with respect to which such persons act as Trustee. However, the signature of only one Trustee is necessary to effect any transaction on behalf of the Trust.

15.11 RESIGNATION

      The Trustee may resign its position at any time by giving 30 days' written notice in advance to the Corporation and to the Committee. If the Corporation fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Corporation as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee.


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

15.12 REMOVAL

      The Corporation, by giving 30 days' written notice in advance to the Trustee, may remove any Trustee. In the event of the resignation or removal of a Trustee, the Corporation must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

15.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE

      Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and filing the acceptance with the former Trustee and the Committee without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Corporation and the Committee, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

15.14 VALUATION OF TRUST

      The Trustee must value the Trust Fund as of each Valuation Date to determine the fair market value of the Accounts of each Participant in the Trust.

15.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER, ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY APPOINTED

      The Trustee is not liable for the acts or omissions of any Investment Manager the Committee may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of a properly appointed Investment Manager. The Committee, the Trustee and any properly appointed Investment Manager may execute a letter agreement as a part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

      The limitation on liability described in this Section 15.15 also applies to the acts or omissions of any ancillary trustee or independent fiduciary properly appointed under Section 15.17 of the Plan. However, if a Trustee, pursuant to the delegation described in Section 15.17 of the Plan, appoints an ancillary trustee, the Trustee is responsible for the periodic review of the ancillary trustee's actions and must exercise its delegated authority in accordance with the terms of the Plan and in a manner consistent with ERISA. The Corporation, the Trustee and an ancillary trustee may execute a letter agreement as a part of this Plan delineating any indemnification agreement between the parties.

15.16 INVESTMENT IN GROUP TRUST FUND

      The Trustee, for collective investment purposes, may combine into one trust fund the Trust created under this Plan with the Trust created under any other qualified retirement plan the Corporation maintains. However, the Trustee must maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's accrued benefit under the plan(s) in which he is a Participant.

      The Corporation specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Find in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). This authorization applies solely to a group trust fund exempt from taxation under Code
      Section 501(a) and the trust agreement of which satisfies the requirements of Revenue Ruling 81-100. The provisions of the group trust fund agreement, as amended from time to time, are by this reference incorporated within this Plan and Trust. The group trust funds to which this authorization applies are pooled funds of or mutual funds sponsored by First Security Bank, N.A., First Security Corporation or a subsidiary or affiliate of First Security Corporation.

15.17 APPOINTMENT OF ANCILLARY TRUSTEE OR INDEPENDENT FIDUCIARY

      The Corporation, in writing, may appoint any person in any State to act as ancillary trustee with respect to a designated portion of the Trust Fund. An ancillary trustee must acknowledge in writing its acceptance of the terms and conditions of its appointment as ancillary trustee and its fiduciary status under ERISA. The ancillary trustee has the rights, powers, duties and discretion as the Corporation may delegate, subject to any limitations or directions specified in the instrument evidencing appointment of the ancillary trustee and to the terms of the Plan or of ERISA. The investment powers delegated to the ancillary trustee may include any investment powers available under Section 15.3 of the Plan including the right to invest any portion of the assets of the Trust Fund in a common trust fund, as described in Code Section 584, or in any collective investment fund, the provisions of which govern the investment of such assets and which the Plan incorporates by this reference, but only if the ancillary trustee is a bank or similar financial institution supervised by the United States or by a State and the ancillary trustee (or its affiliate, as defined in Code Section
      1504) maintains the common trust fund or collective investment fund exclusively for the collective investment of money contributed by the ancillary trustee (or its affiliate) in a trustee capacity and which conforms to the rules of the Comptroller of the Currency. The
      Corporation also may appoint as an ancillary trustee, the trustee of any group trust fund designated for investment pursuant to the provisions of Section 15.16 of the Plan.

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

      The ancillary trustee may resign its position at any time by providing at least 30 days' advance written notice to the Corporation, unless the Corporation waives this notice requirement. The Corporation, in writing, may remove an ancillary trustee at any time. In the event of resignation or removal, the Corporation may appoint another ancillary trustee, return the assets to the control and management of the Trustee or receive such assets in the capacity of ancillary trustee. The Corporation may delegate its responsibilities under this Section 15.17. to a Trustee under the Plan.

      If the U.S. Department of Labor ("the Department") requires engagement of an independent fiduciary to have control or management of all or a portion of the Trust Fund, the Corporation will appoint such independent fiduciary, as directed by the Department. The independent fiduciary will have the duties, responsibilities and powers prescribed by the Department and will exercise those duties, responsibilities and powers in accordance with the terms, restrictions and conditions established by the Department and, to the extent not inconsistent with ERISA, the terms of the Plan. The independent fiduciary must accept its appointment in writing and must acknowledge its status as a fiduciary of the Plan.

15.18 FIRST SECURITY STOCK FUND RULES

      The following special rules shall apply to the First Security Stock Fund:

      (a) STOCK FUND INVESTMENT. It is contemplated that the First Security Stock Fund will be invested to the fullest extent possible by the Trustee in Employer Stock in accordance with the following provisions:

            (1) STOCK PURCHASES. Whenever there is a cash balance in the First Security Stock Fund, the Trustee shall make a determination of whether the amount of cash in the First Security Stock Fund is in excess of the amount of cash necessary for purposes of the Plan, taking into account anticipated cash distributions from the First Security Stock Fund. If the Trustee determines at any time during the calendar quarter that the cash portion of the First Security Stock Fund is in excess of such cash needs of the Plan, purchases of stock shall be made by the Trustee
                  (a) from First Security Corporation or a Participating Employer, or (b) in the open market.

            (2) STOCK SALES. As soon as practicable after the Trustee determines that the cash portion of the First Security Stock Fund is insufficient to meet the cash needs of the Plan, sales of stock shall be made by the Trustee (a) to First Security Corporation or a Participating Employer, or (b) in the open market.

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

            (3) TERMS OF SALES AND PURCHASES. The price or fair market value for purchases or sales of Employer Stock shall be determined as follows:

                  (A) The acquisition price of purchases not made on the open market shall be not more than the average of the closing bid and asked prices for such shares on the date of the transaction as determined through NASDAQ. The sale price of shares sold otherwise than on the open market shall be for a price which is not less than the average of such closing bid and asked prices on the date of the transaction. No commission shall be charged on such sales or purchases not on the open market.

                  (B) The price of sales or purchases on the open market shall be the net amount received or paid on trades made on the open market.

      Notwithstanding the foregoing, the Trustee shall have the authority to invest any cash held in the First Security Stock Fund in investments other than Employer Stock if Employer Stock is not currently available or the Trustee determines in its sole discretion that the purchase of Employer Stock will distort the market for the Employer Stock at a particular time. The Trustee shall also have the authority and discretion to maintain cash reserves or other liquid investments in the First Security Stock Fund in such amounts as the Trustee determines is necessary or appropriate in view of the objectives of the Plan. Notwithstanding anything in the foregoing to the contrary, the Trustee may invest all or any portion of the First Security Stock Fund in Employer Stock.

15.19 EMPLOYER SECURITIES - AUTHORITY TO HOLD AND ACQUIRE CERTAIN EMPLOYER RELATED INVESTMENTS

      The term "Employer Securities" shall mean a security issued by the Corporation or by an "affiliate" of the Corporation, (as defined in subparagraph (d) below) which is either:

      (a) Stock (including without limitation common stock, preferred stock, convertible preferred stock, or other stock); or

      (b) A "marketable obligation" within the meaning of subparagraph (c) below.

      (c) The term "marketable obligation" means a bond, debenture, note or certificate, or other evidence of indebtedness (hereinafter in this subsection referred to as "obligation") if:

            (1)   such obligation is acquired:

                  (A) on the market, either (i) at the price of the obligation prevailing on a national securities exchange which is registered with the Securities and Exchange Commission, or (ii) if the obligation is

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

                        not traded on such a national securities exchange, at a price not less favorable to the Plan than the offering price for the obligation as established by current bid and asked prices quoted by persons independent of the issuer;

                  (B) from an underwriter, at a price (i) not in excess of the public offering price for the obligation as set forth in a prospectus or offering circular filed with the Securities and Exchange Commission, and (ii) at which a substantial portion of the same issue is acquired by persons independent of the issuer; or

                  (C) directly from the issuer, at a price not less favorable to the Plan than the price paid currently for a substantial portion of the same issue by persons independent of the issuer;

            (2)   immediately following acquisition of such obligation:

                  (A) not more than twenty-five percent (25%) of the aggregate amount of obligations issued in such issue and outstanding at the time of acquisition is held by the Plan, and

                  (B) at least fifty percent (50%) of the aggregate amount referred to in (A) is held by persons independent of the issuer; and

            (3) immediately following acquisition of the obligation, not more than twenty-five percent (25%) of the assets of the Plan is invested in obligations of the Corporation or an affiliate of the Corporation.

      (c) A corporation is an "affiliate" of the Corporation if it is a member of any controlled group of corporations (as defined in Section 1563(a) of the Code, except that "applicable percentage" shall be substituted for "80 percent" wherever the latter percentage appears in such section) of which the Corporation who maintains the Plan is a member. For purposes of the preceding sentence, the term "applicable percentage" means fifty percent (50%), or such lower percentage as the Secretary of Labor may prescribe by regulation.

            With regard to the proper construction of the term "Employer Securities" as set forth hereinabove, the Trustee, in order to further the general purposes of ERISA and the general purposes of this Plan, shall have discretion to consider and shall be entitled to rely on any liberalizing administrative interpretations placed upon said term by appropriate governmental authorities, or any exemption granted by such authorities pertaining to permissible acquisitions or holdings of Employer Securities.

            The Trustee shall have authority to acquire and hold Employer Securities as set forth and defined in this Section 15.19 in the First Security Stock Fund. Pursuant to the authority herein, all (100 percent), or any portion of Plan assets may be invested in Employer Securities in the First Security Stock Fund. This provision is intended to comply with the provisions for eligible individual account plans under Section 401(d)(3) of ERISA, and other provisions of Section 407 of ERISA and with the Code, and this paragraph shall be construed to effectuate this purpose.

      The provisions of this paragraph are intended to specifically authorize the acquisition and retention of Employer Securities and as such, shall not be deemed a limitation on the investment authority of the Trustee.


IN WITNESS WHEREOF, the Trustee has executed this Plan and Trust in SALT LAKE CITY, UTAH, this ______ day of _____________________________, 1999.



FIRST SECURITY BANK, N.A.              FIRST SECURITY CORPORATION



By:                                    By:
   -------------------------              -------------------------
Title:                                 Title:
      ----------------------                 ----------------------

"TRUSTEE"                              "CORPORATION"

                                   APPENDIX A

                    EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS


This Appendix A to the First Security Incentive Savings Plan and Trust Agreement
(Plan) designates a portion of the Plan as an "employee stock ownership plan" ("ESOP"), within the meaning of section 4975(e)(7) of the Code, and governs the operation of the ESOP portion, with respect to which its provisions supersede any contrary provisions of the Plan. The ESOP designation is not intended to create a separate Plan, and assets attributable to the ESOP portion will continue to be held as part of the assets of the Plan and will be available for the payment of all benefits under the Plan.

A1.1  DEFINITIONS

      The definitions below shall apply to the following terms related to the ESOP. All other capitalized terms in this Appendix A shall have the meanings defined elsewhere in the Plan.

      (a) "ESOP ACCOUNT" means a Participant's Matching ESOP Account, Profit-Sharing ESOP Account, PAYSOP Account or any of those Accounts.

      (b)   "ESOP EFFECTIVE DATE" means January 1, 1996.

      (c) "MATCHING ESOP ACCOUNT" means an Account established in accordance with Section A1.2(a) of this Appendix.

      (d)   "NON-ESOP ACCOUNT" means an Account that is not an ESOP Account.

      (e) "PROFIT-SHARING ESOP ACCOUNT" means an Account established in accordance with Section A1.2(b) of this Appendix.

A1.2  DESIGNATION OF ESOP PORTION AND ESTABLISHMENT OF ESOP ACCOUNTS

      As of the ESOP Effective Date, the portion of the First Security Stock Fund which consists of the sum of the ESOP Accounts is designated as an "employee stock ownership plan" that will invest primarily in stock of the Corporation which meets the definition of an Employer security under
      Section 15.19 of the Plan and Code section 409(1). Thereafter, the Trustee will establish as of the ESOP Effective Date and maintain for each
      Participant:

      (a) A Matching ESOP Account, initially consisting of that portion of the Participant's Matching Account that is invested in the First Security Stock Fund and any earnings or losses attributable thereto, and

      (b) A Profit-Sharing ESOP Account, consisting of that portion of the Participant's Profit-Sharing Account that is invested in the First Security Stock Fund and any earnings or losses attributable thereto.

      (c) PAYSOP Account, consisting of funds received from the trustee of the First Security Employee Stock Ownership Plan.

      These Accounts are established for bookkeeping purposes only and need not be segregated from other assets of the Plan.

A1.3. ALLOCATION OF PARTICIPATING EMPLOYER CONTRIBUTIONS BETWEEN ESOP AND
      NON-ESOP ACCOUNTS

      On and after the ESOP Effective Date, Participating Employer contributions will be allocated to Participants' Accounts in accordance with Section 6.1 of the Plan, provided that, subject to Section A1.7, fifty percent (50%) of the Matching Contributions that the Participating Employer makes on behalf of a Participant will be made in the form of cash or Employer Stock and allocated to the Matching ESOP Account of a Participant and held and invested as a part of the First Security Stock Fund and one hundred percent (100%) of the Profit Sharing Contributions that the Participating Employer makes on behalf of a Participant will be made in the form of cash or Employer Stock and allocated to the Profit Sharing ESOP Account of a Participant and held and invested as a part of the First Security Stock Fund.

A1.4  TRANSFERS BETWEEN ESOP AND NON-ESOP ACCOUNTS

      Except as provided in Section A1.7 of this Appendix, a Participant may not elect to have any portion of an ESOP Account invested in assets other than the First Security Stock Fund. If, in accordance with the provisions of Section A1.7, a Participant elects to have any portion of an ESOP Account invested in assets other than the First Security Participating Employer Stock Fund, that portion will continue to form part of his ESOP Account.

A1.5  DISTRIBUTION RULES FOR ESOP ACCOUNTS

      Distributions from ESOP Accounts are made in accordance with Article X of the Plan, except that the distributee may elect to receive shares of Participating Employer stock, plus cash in lieu of fractional shares, equal in value to the amounts of the distributions to which he is entitled. This Section A1.5 does not apply to distributions of dividends made in accordance with Section A1.6 of this Appendix.

A1.6 PASS-THROUGH OF DIVIDENDS PAID ON PARTICIPATING EMPLOYER STOCK HELD IN ESOP ACCOUNTS

      The Trustee will, as soon as practicable after each date on which dividends are paid on Employer Stock, either distribute to Participants all dividends attributable to the interests in Employer Stock held by their ESOP Accounts or arrange to have such dividends distributed directly to Participants by the Participating Employer or the Participating Employer's dividend disbursement agent. A Participant may elect, in accordance with rules established by the Committee and subject to all limitations on deferral contributions set forth in the Plan, to have deferral contributions made by the Participating Employer on his behalf equal to the dividends passed through to him. Each Plan year, the Committee may limit or restrict such elections by Highly-Compensated Employees. For the purpose of determining Matching Contributions to be made in accordance with Section 4.3 of the Plan, deferral contributions under this Section are disregarded.

A1.7  EFFECTIVE DIVERSIFICATION OF INVESTMENTS

      A Participant who satisfies the requirements of Section A1.7(a) may elect to have all or a portion of his ESOP Accounts invested in assets other than Employer Stock. Any portion of an ESOP Account that is so invested remains part of that Account.

      (a) ELIGIBILITY TO ELECT DIVERSIFICATION. A Participant may elect to diversify the investment of his interest in his ESOP Accounts in accordance with this Section if he has attained age 53.

      (b) TIME OF ELECTION. An election with respect to a Plan Year may be made under this Section at any time after the Employee has attained age 53.

      (c) EFFECT OF ELECTION. A Participant who has attained age 53 may make one of the following elections with respect to his ESOP Accounts:

            (1) 50% Election: Pursuant to this election, 50 % of the ESOP Accounts shall remain invested in Employer Stock in the ESOP Accounts. The remaining 50% of the ESOP Accounts shall be apportioned among one or more of the Investment Funds the Participant may specify according to the procedures prescribed by the Committee. After such election, 50% of all subsequent Matching Contributions and Profit Sharing Contributions shall be invested in the First Security Stock Fund and the remainder of such contributions shall be apportioned among one or more of the Investment Funds the Participant may specify according to the procedures prescribed by the Committee. The 50% election may only be opted by the Participant once.

            (2) 100% Election: Pursuant to this election, 100% of the ESOP Accounts and 100% of all subsequent Matching Contributions and Profit Sharing Contributions shall be apportioned among one or more of the Investment

                  Funds the Participant may specify according to the procedures prescribed by the Committee .

                  In accordance with a Participant's election under this section, the portion of his ESOP Accounts' interest in the First Security Stock Fund for which an election is made will be liquidated and invested in assets other than Employer Stock, as he directs. The Trustee must provide at least three investment options for this purpose, each of which must be consistent with any requirements promulgated by the Secretary of the Treasury under Section 401(a)(28) of the Code, and must carry out the Participant's election no later than ninety (90) days after it is made.

A1.8  PASS-THROUGH OF VOTING RIGHTS WITH RESPECT TO EMPLOYER STOCK

      The Trustee exercises all voting rights with respect to Employer Stock held by the Plan but must exercise those rights in accordance with the instructions of Plan Participants to the extent of their ESOP Accounts' interests in the First Security Stock Fund. The Trustee will establish procedures for distributing proxy material to, and soliciting voting instructions from, Participants on all corporate matters that are subject to vote of the holders of Employer Stock. The Trustee must vote the Plan's stock in accordance with the Participant's instructions. Any shares with respect to which no instructions are received must be voted in the same proportion as shares with respect to which the Trustee does receive instructions.

A1.9  SECTION 401(m) NONDISCRIMINATION TESTING

      The provisions of Appendix A will be applied separately to Matching Contributions that are invested in the First Security Stock Fund, as if those contributions are made under a separate plan, except that, for the purpose of applying the multiple use limitation described in Section 5.2, all Matching Contributions under the ESOP and Non-ESOP portions of the Plan will be aggregated.

IN WITNESS WHEREOF, the Trustee has executed this Appendix A to the First Security Incentive Savings Plan and Trust Agreement in SALT LAKE CITY, UTAH, this ______ day of _____________________________, 1999.



FIRST SECURITY BANK, N.A.              FIRST SECURITY CORPORATION



By:                                    By:
   --------------------------             --------------------------
Title:                                 Title:
      -----------------------                -----------------------

"TRUSTEE"                              "CORPORATION"

                                   APPENDIX B

                             PREACQUISITION SERVICE

Acquisitions by FS                                          Date of
(company)                                                  Acquisition             ISP                Elig
                                                                                ------------------------------
                                                                                ISP Elig.           ISP Vest.
--------------------------------------------------------------------------------------------------------------
1st Nat'l Bank                                             1/24/1992            Pred Hire           Pred Hire
(FNB of North Idaho)
AM BANK of NEVADA                                          7/1/1997             Pred Hire           Pred Hire
AMERICAN BANK OF COMMERCE -IDAHO                           7/16/1994            Pred Hire           Pred Hire
BANK OF AMERICA ARIZONA                                    7/27/1993            Merger Date         Merger Date
BANK OF WILLAMETTE VALLEY                                  4/1/1992             Pred Hire           Pred Hire
BENTON COUNTY BANK                                         5/1/1993             Pred Hire           Pred Hire
BUTTE COUNTY BANK                                          11/4/1983            Pred Hire           Pred Hire
CALIFORNIA STATE BANK                                      5/30/1998            Pred Hire           Pred Hire
CKC INSURANCE                                              6/8/1995             Pred Hire           Pred Hire
COMM. WEST AGENCIES                                        1/1/1998             Pred Hire           Pred Hire
COMMUNITY 1ST BANK                                         5/20/1994            Pred Hire           Pred Hire
COMSTOCK eff. 1/1/2000                                     6/1/1999             Pred Hire           Pred Hire
CONTININTAL BANK                                           11/19/1993           Pred Hire           Pred Hire
COTTONWOOD                                                 12/6/1991            Merger Date         Merger Date
CROSSLAND                                                  4/30/1994            Pred Hire           Pred Hire
CUSTER COUNTY BANK                                         5/18/1984            Pred Hire           Merger Date
DAVIS BANK                                                 9/23/1989            Pred Hire           Merger Date
DESERET BANK                                               11/10/1990           Pred Hire           Merger Date
DIVERSIFIED INSURANCE                                      8/1/1991             Pred Hire           Merger Date
DIXIE STATE BANK                                           4/1/1993             Pred Hire           Merger Date
EQUALITY ST                                                2/18/1994            Merger Date         Merger Date
FENTON INSURANCE                                           3/1/1993             Merger Date         Merger Date
FIRST INTERSTATE BANK                                      10/1/1992            Merger Date         Merger Date
FNB NEW MEXICO                                             11/19/1993           Pred Hire           Pred Hire
GASKILL INSURANCE                                          2/1/1995             Pred Hire           Pred Hire
GREEN RIVER                                                10/29/1993           Pred Hire           Merger Date
HAMILTON INSURANCE                                         7/6/1992             Pred Hire           Merger Date
HARBOURTON                                                 4/1/1997             Pred Hire           Pred Hire
HOYLE INSURANCE                                            1/1/1996             Pred Hire           Pred Hire
INSURE NEW MEXICO                                          2/11/1999            Pred Hire           Pred Hire
NORTHWEST INSURANCE                                        12/18/1998           Pred Hire           Pred Hire
MARINE NATIONAL BANK eff. 1/1/2000                         12/20/1998           Later of 4/1/1987   Later of 4/1/1987
                                                                                or Pred Hire        or Pred Hire
MOUNTAIN WEST                                              4/8/1991             Merger Date         Merger Date
NEVADA BANKING COMPANY                                     12/29/1998           Pred Hire           Pred Hire
eff. 1/1/2000
NEVADA COMMUNITY BANK                                      10/12/1992           Merger Date         Merger Date
PACIFIC FIRST                                              12/17/1990           Pred Hire           1/1/1991
RIO GRANDE BANKSHARES                                      2/2/1998             Pred Hire           Pred Hire
STAR VALLEY STATE BANK                                     8/23/1994            Pred Hire           Pred Hire
TWIN FALLS BANK AND TRUST                                  1/12/1990            Pred Hire           Pred Hire
UB&T                                                       12/27/1991           Pred Hire           Merger Date
UNITED SAVINGS                                             3/2/1990             Pred Hire           Pred Hire
VAN KASPER                                                 2/12/1999            Pred Hire           Pred Hire
WILLIAMSBURG                                               9/14/1990            Pred Hire           Merger Date
Date of Acquisition equals the effective date of
acquisition into FSC.
"Predecessor Hire" means that eligibility,
vesting, and accrual is counted from the
individuals original company hire date. While
"Merger Date" means that eligibility, vesting, and
accrual is counted from date of acquisition.


                                   APPENDIX C

                              ANNUITY DISTRIBUTIONS


This Appendix C to the First Security Incentive Savings Plan describes the limited instances in which annuity distributions are permitted pursuant to
Article X.

C1.1 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES.

     The joint and survivor annuity requirements do not apply to this Plan. The Plan does not provide any annuity distributions to Participants nor to surviving spouses; provided, however, if this Plan is a direct or indirect transferee from a plan subject to the provisions of Code Section 417 the following provisions shall apply to such transfer accounts, unless the transfer is an elective transfer described in Section C1.4.

     (a) JOINT AND SURVIVOR ANNUITY. The Committee must direct the Trustee to distribute a Participant's benefit in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section C1.2) within the 90-day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's benefit and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's benefit. On or before the annuity starting date, the Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's benefit in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with
          Section 10.1 of the Plan if the Participant's benefit is not greater than $5,000.

     (b) PRERETIREMENT SURVIVOR ANNUITY. If a married Participant dies prior to his annuity starting date, the Committee will direct the Trustee to distribute a portion of the Participant's benefit to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section C1.3) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% (100% for United Savings Bank Participants) of the Participant's benefit (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's benefit not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of Section 10.1 of the Plan. If the present value of the preretirement survivor annuity does not exceed $5,000, the Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity.

     (c) SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $5,000, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 10.1(j), and may elect any of the forms of payment described in Section 10.1(c), in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or
          (iv) the date the Participant would have attained age 62.

     (d) SPECIAL RULES. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Committee must direct the trustee to distribute the Participant's benefit in accordance with Section
          10.1. The Committee will reduce the Participant's benefit by any security interest pursuant to any offset rights authorized by Section
          9.5 held by the Plan by reason of a Participant loan to determine the value of the Participant's benefit distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 9.5 of the Plan. For purposes of applying this Section C1.1, the Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relation order described in Section 10.6. The provisions of this Section C1.1, and of Sections C1.2 and C1.3, apply separately to the portion of the Participant's benefit subject to the qualified domestic relations order and to the portion of the Participant's benefit not subject to that order.

     (e) LIMITED APPLICATION OF SECTION C1.1. The preceding provisions of this Section C1.1 apply only to: (1) a Participant as respects whom the Plan is a direct or indirect transferee from a plan subject to the Code 417 requirements and the Plan received the transfer after December 31, 1984, unless the transfer is an elective transfer described in Section C1.4; (2) a Participant who elects a life annuity distribution (if the Plan requires the Plan to provide a life annuity distribution option); and (3) a Participant whose benefits under a defined benefit plan maintained by the Employer are offset by benefits provided under this Plan. Sections C1.2 and C1.3 only apply to Participants to whom the preceding provisions of this Section C1.1 apply.

C1.2 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY.

     Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

     A married Participant's waiver election is not valid unless (a) the Participant's spouse to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section C1.2, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternate form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section C1.2 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 10.6.

     The Committee will accept as a valid waiver election which does not satisfy the spousal consent requirements if the Committee establishes the Participant does not have a spouse, the Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

C1.3 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY.

     The Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses
     (1), (2), (3) and (4) do not apply and the Committee must provide the written explanation within the period beginning one year before and ending one year after the separation from service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section C1.2. The Plan does not limit the number of times the Participant may revoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

     A participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section C1.2 except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Committee will accept a waiver election as respects the Participant's Accrued Benefit attributable to his Service prior to his separation from service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause
     (a), the Committee will accept that election as valid, but only until the first day of the Plan year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section C1.3.

C1.4 MERGER / DIRECT TRANSFER.

     The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as party to any such agreement.

     The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions. If the Trustee accepts a direct transfer of plan assets, the Committee and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan.

     (a) ELECTIVE TRANSFERS. The Trustee, after August 9, 1988, may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer, or unless the transferred benefits are in the form of paid-up individual annuity contracts guaranteeing the payment of the transferred benefits in accordance with the terms of the transferor plan and in a manner consistent with the Code and with ERISA. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code 411(d)(6) protected benefits with respect to those transferred assets. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this Section C1.4; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code Sections 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements; (6) the Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at the plan's normal retirement age; (8) the Participant has a 100% Nonforfeitable interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type.

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

     (b) DISTRIBUTION RESTRICTION UNDER SECTION 401(k). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Section 401(k) arrangement, the distribution restrictions of Sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.



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